                                                                    EXHIBIT 10.7

                                                                  EXECUTION COPY
--------------------------------------------------------------------------------

                                CREDIT AGREEMENT
                                   dated as of
                               September 30, 1997
                   As Amended and Restated as of May 31, 2000
                                      among
                         HUNTSMAN PACKAGING CORPORATION,
                                   as Borrower

                         ASPEN INDUSTRIAL, S.A. DE C.V.,
                               as Mexico Borrower
                            The Lenders Party Hereto,
                             Bankers Trust Company,
                             as Administrative Agent
                              and Collateral Agent
                            THE CHASE MANHATTAN BANK,
                              as Syndication Agent
                                       and
                            The Bank of Nova Scotia,
                             as Documentation Agent

                           ---------------------------

                             CHASE SECURITIES INC.,
                                   as Arranger


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
                                    ARTICLE I

                                   Definitions
                                   -----------

SECTION 1.01.......................................................Defined Terms     2
SECTION 1.02..............................Classification of Loans and Borrowings     35
SECTION 1.03.....................................................Terms Generally     35
SECTION 1.04......Accounting Terms; GAAP; Treatment of Unrestricted Subsidiaries     35

                                   ARTICLE II

                                   The Credits
                                   -----------

SECTION 2.01....................Commitments; Loans Outstanding on Effective Date     36
SECTION 2.02................................................Loans and Borrowings     36
SECTION 2.03.............................................Requests for Borrowings     38
SECTION 2.04.....................................................Swingline Loans     38
SECTION 2.05...................................................Letters of Credit     40
SECTION 2.06...............................................Funding of Borrowings     46
SECTION 2.07..................................................Interest Elections     47
SECTION 2.08............................Termination and Reduction of Commitments     49
SECTION 2.09................................Repayment of Loans; Evidence of Debt     50
SECTION 2.10..........................................Amortization of Term Loans     51
SECTION 2.11.................................................Prepayment of Loans     53
SECTION 2.12................................................................Fees     57
SECTION 2.13............................................................Interest     59
SECTION 2.14..........................................Alternate Rate of Interest     60
SECTION 2.15.....................................................Increased Costs     60
SECTION 2.16..............................................Break Funding Payments     62
SECTION 2.17...............................................................Taxes     62
SECTION 2.18..........Payments Generally; Pro Rata Treatment; Sharing of Setoffs     64
SECTION 2.19......................Mitigation Obligations; Replacement of Lenders     67
SECTION 2.20................................Extension of Revolving Maturity Date     68

                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------
SECTION 3.01................................................Organization; Powers     68
SECTION 3.02.......................................Authorization; Enforceability     69
SECTION 3.03................................Governmental Approvals; No Conflicts     69
SECTION 3.04.....................Financial Condition; No Material Adverse Change     70
SECTION 3.05..........................................................Properties     70
SECTION 3.06................................Litigation and Environmental Matters     71
SECTION 3.07.................................Compliance with Laws and Agreements     72
SECTION 3.08...............................Investment and Holding Company Status     72
SECTION 3.09...............................................................Taxes     72
SECTION 3.10...............................................................ERISA     72
SECTION 3.11..........................................................Disclosure     72
SECTION 3.12........................................................Subsidiaries     73
SECTION 3.13...........................................................Insurance     73
SECTION 3.14.......................................................Labor Matters     73
SECTION 3.15............................................................Solvency     73
SECTION 3.16..................................................Security Documents     74
SECTION 3.17.........................................Federal Reserve Regulations     75

                                   ARTICLE IV

                                   Conditions
                                   ----------
SECTION 4.01......................................................Effective Date     75
SECTION 4.02...................................................Each Credit Event     80

                                    ARTICLE V

                              Affirmative Covenants
                              ---------------------
SECTION 5.01..........................Financial Statements and Other Information     81
SECTION 5.02..........................................Notices of Material Events     83
SECTION 5.03....................................Information Regarding Collateral     83
SECTION 5.04......................................Existence; Conduct of Business     84
SECTION 5.05..............................................Payment of Obligations     84
SECTION 5.06...........................................Maintenance of Properties     85
SECTION 5.07...........................................................Insurance     85
SECTION 5.08...........................................Casualty and Condemnation     86
SECTION 5.09......................Books and Records; Inspection and Audit Rights     86
SECTION 5.10................................................Compliance with Laws     87

SECTION 5.11...............................Use of Proceeds and Letters of Credit     87
SECTION 5.12.............................................Additional Subsidiaries     87
SECTION 5.13..................................................Further Assurances     88
SECTION 5.14...............................................Interest Rate Hedging     89

                                   ARTICLE VI

                               Negative Covenants
                               ------------------
SECTION 6.01........................................................Indebtedness     89
SECTION 6.02...........................................Certain Equity Securities     91
SECTION 6.03...............................................................Liens     91
SECTION 6.04.................................................Fundamental Changes     93
SECTION 6.05...........Investments, Loans, Advances, Guarantees and Acquisitions     94
SECTION 6.06.........................................................Asset Sales     97
SECTION 6.07....................................Sale and Lease-Back Transactions     98
SECTION 6.08..................................................Hedging Agreements     98
SECTION 6.09......Restricted Payments; Certain Payments Payments of Indebtedness     99
SECTION 6.10........................................Transactions with Affiliates     100
SECTION 6.11..............................................Restrictive Agreements     100
SECTION 6.12.....................................Amendment of Material Documents     101
SECTION 6.13................................................Capital Expenditures     102
SECTION 6.14......................................................Leverage Ratio     103
SECTION 6.15.............................................Interest Coverage Ratio     103
SECTION 6.16..............................................Designated Senior Debt     103

                                   ARTICLE VII

                                Events of Default............................104
                                -----------------
                                  ARTICLE VIII

                            The Administrative Agent.........................107
                            ------------------------
                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

SECTION 9.01.............................................................Notices     110
SECTION 9.02.................................................Waivers; Amendments     111
SECTION 9.03..................................Expenses; Indemnity; Damage Waiver     112
SECTION 9.04..............................................Successors and Assigns     115
SECTION 9.05............................................................Survival     118
SECTION 9.06............................Counterparts; Integration; Effectiveness     119
SECTION 9.07........................................................Severability     119
SECTION 9.08.....................................................Right of Setoff     119
SECTION 9.09..........Governing Law; Jurisdiction; Consent to Service of Process     119
SECTION 9.10................................................WAIVER OF JURY TRIAL     120
SECTION 9.11............................................................Headings     121
SECTION 9.12.....................................................Confidentiality     121
SECTION 9.13............................................Conversion of Currencies     122
SECTION 9.14............................................Interest Rate Limitation     123
SECTION 9.15..........................................Release of Mexico Borrower     123
SECTION 9.16..............Effectiveness of the Amendment and Restatement;
                          Original Credit Agreement.............................     123

SCHEDULES:

Schedule 1.01(a) --     Mortgaged Properties
Schedule 1.01(b) --     Existing Letters of Credit
Schedule 1.01(c) --     Special Charges
Schedule 2.01           --   Commitments
Schedule 3.05           --   Owned or Leased Property
Schedule 3.12           --   Subsidiaries
Schedule 3.13           --   Insurance
Schedule 3.16(a) --     Actions to Pledge Stock of Foreign Subsidiaries
Schedule 3.16(d) --     Mortgage Filing Offices
Schedule 5.07           --   Insurance Levels
Schedule 6.01           --   Existing Indebtedness
Schedule 6.03           --   Existing Liens
Schedule 6.05           --   Existing Investments
Schedule 6.10           --   Affiliate Transactions
Schedule 6.11           --   Existing Restrictions

EXHIBITS:

Exhibit A        --     Form of Assignment and Acceptance
Exhibit B-1      --     Forms of Opinion of Borrower's Counsel

Exhibit B-2      --     Form of Opinion of Foreign Counsel
Exhibit B-3      --     Form of Opinion of Borrower's Utah  Counsel
Exhibit B-4      --     Form of Opinion of Local Counsel
Exhibit C        --     Form of Guarantee Agreement
Exhibit D        --     Form of Indemnity, Subrogation and Contribution Agreement
Exhibit E        --     Form of Pledge Agreement
Exhibit F        --     Form of Security Agreement

                            CREDIT AGREEMENT dated as of September 30, 1997, as
                     amended and restated as of May 31, 2000 among HUNTSMAN PACKAGING CORPORATION, a Utah corporation, ASPEN INDUSTRIAL, S.A. DE C.V., a Mexico corporation, the LENDERS party hereto, Bankers Trust Company, as Administrative Agent and Collateral Agent, THE CHASE MANHATTAN BANK, as Syndication Agent and The Bank of Nova Scotia, as Documentation Agent.

              The Borrower (such term and each other capitalized term used but not defined in this preamble having the meaning assigned to such term in Article
I), has entered into a Recapitalization Agreement dated as of March 31, 2000 (the "Recapitalization Agreement") with Chase Domestic Investments, L.L.C. ("Investment L.L.C."), an affiliate of Chase Capital Partners (the "Sponsor"), and the other parties thereto, pursuant to which (a) Investment L.L.C., together with certain co-investors, will contribute, directly or indirectly, an aggregate amount of not less than $165,600,000 in cash (the "Equity Contribution") to the Borrower in exchange for the issuance to Investment L.L.C. of (i) the number of shares of common stock of the Borrower specified in the Recapitalization Agreement and (ii) the Investor Preferred Stock, (b) Investment L.L.C. will acquire directly from The Christena Karen H. Durham Trust (the "Trust") and the members of management that are effecting the Management Equity Rollover (as defined below) the number of shares of common stock of the Borrower specified in the Recapitalization Agreement in exchange for $99,700,000 (the "Investor Share Purchase"), (c) the Borrower will redeem all of the shares of Borrower's common stock not purchased pursuant to the Investor Share Purchase in exchange for a redemption payment of approximately $314,000,000, subject to adjustment, other than the common stock of the Borrower subject to the Trust Equity Rollover (as defined below) and the Management Equity Rollover (the "Equity Redemption"), (d) the Trust will continue its ownership of the number of shares of common stock of the Borrower specified in the Recapitalization Agreement (the "Trust Equity Rollover") and (e) certain members of management will continue ownership of the number of shares of common stock of the

Borrower specified in the Recapitalization Agreement (the "Management Equity Rollover").

              In connection therewith, the Borrower desires to amend and restate the terms and provisions of the Credit Agreement dated as of September 30, 1997, as amended and restated as of May 14, 1998 (the "Original Credit Agreement"), among the Borrower, the existing lenders thereunder and The Chase Manhattan Bank, as the administrative agent thereunder, in the form hereof in order, among other things, to permit the Recapitalization Transactions and the other Transactions and to provide for the Loans.

              The Lenders are willing to amend and restate the Original Credit Agreement and are willing to extend credit to the Borrower and the Mexico Borrower, in each case upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

              SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

              "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

              "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

              "Administrative Agent" means Bankers Trust Company, in its capacity as administrative agent for the Lenders hereunder.

              "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

              "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For purposes of Section 2.18(c), The Chase Manhattan Corporation shall not be deemed an Affiliate of the Borrower.

              "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

              "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

              "Applicable Rate" means, for any day (a) with respect to a Tranche B Term Loan, the applicable Tranche B Rate and (b) with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan, a Mexico Term Loan or a Tranche A Term Loan, or with respect to the commitment fees payable hereunder related to the Revolving Commitments, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that until the delivery to the Administrative Agent, pursuant to Section 5.01(b), of the Borrower's consolidated financial statements for the Borrower's fiscal year ending December 31, 2000, the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 1:

---------------------------------------------------------------------------------------------------------------------------------
          Leverage Ratio                            ABR Spread               Eurodollar Spread              Commitment Fee Rate
---------------------------------------------------------------------------------------------------------------------------------
            Category 1
            ----------
     Greater than 4.25 to 1.00                         1.50%                       2.50%                           0.500%
---------------------------------------------------------------------------------------------------------------------------------
            Category 2
            ----------
  Less than or equal to 4.25 to
1.00 but greater than 3.25 to 1.00                     1.25%                       2.25%                           0.500%
---------------------------------------------------------------------------------------------------------------------------------
            Category 3
            ----------
  Less than or equal to 3.25 to
1.00 but greater than 2.25 to 1.00                     1.00%                       2.00%                           0.500%
---------------------------------------------------------------------------------------------------------------------------------
            Category 4
            ----------
Less than or equal to 2.25 to 1.00                     0.75%                       1.75%                           0.375%
---------------------------------------------------------------------------------------------------------------------------------

              For purposes of the foregoing, (a) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the third day after the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (i) at any time that an Event of Default has occurred and is continuing or (ii) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

              "Arranger" means Chase Securities Inc. as arranger for the Loans.

              "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.

              "Bank Hedge Agreement" means any Hedge Agreement required under
Section 5.14 or otherwise permitted by this Agreement that is entered into by and between a Loan Party and any Hedge Bank.

              "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

              "Borrower" means Huntsman Packaging Corporation, a Utah corporation.

              "Borrower Amount" means, at any date, the sum of:

              (a) the aggregate amount of Excess Cash Flow for all fiscal years of the Borrower completed prior to such date for which financial statements have been delivered pursuant to Section 5.01 (commencing with the fiscal year ending December 31, 2000), less the sum of (i) all prepayments of Term Borrowings required to be made pursuant to Section 2.11(c) and (ii) all reductions of Revolving Commitments required to be made pursuant to Section 2.08(c) in respect of such Excess Cash Flow; plus

              (b) the aggregate Net Proceeds received by the Borrower after the Effective Date and prior to such date in respect of Prepayment Events described in clause (c) of the definition of "Prepayment Event", less the sum of (i) all prepayments of Term Borrowings required to be made pursuant to Section 2.11(b) in respect of such Net Proceeds, (ii) all reductions of

       Revolving Commitments required to be made pursuant to Section 2.08(c) in respect of such Net Proceeds and (iii) any portion of such Net Proceeds reserved for a Permitted Acquisition or for Capital Expenditures as provided in clause (ii) of Section 2.11(e); minus

              (c) the sum of all utilizations of the Borrower Amount pursuant to any provisions of this Agreement permitting utilization of the Borrower Amount.

Any provisions of this Agreement that permit an action to be taken by utilizing the Borrower Amount shall be construed to permit such action only to the extent that the Borrower Amount is a positive amount at that time.

              "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

              "Borrowing Request" means a request by the Borrower or the Mexico Borrower for a Borrowing in accordance with Section 2.03.

              "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks generally are not open for dealings in dollar deposits in the London interbank market. For purposes of this Agreement "Pioneer Day" as recognized in the State of Utah shall not be a Business Day.

              "Capital Expenditures" means, for any period, without duplication,
(a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its Restricted Subsidiaries during such period.

              "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

              "Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period excluding any portion thereof in respect of interest not required to be paid in cash during such period or within one year thereafter.

              "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

              "Change in Control" means, at any time, (a) prior to an IPO, the failure by the Control Group to collectively own and control at least a sufficient amount of the outstanding voting capital stock of the Borrower, or otherwise have the right, to elect, or cause the election of, at least a majority of the Board of Directors of the Borrower; (b) after an IPO, the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date) other than the Control Group, of shares representing more than 35% (or 40%, if such Person or group is the Trust) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by members of the Control Group or the board of directors of the Borrower nor
(ii) appointed by directors so nominated; (d) prior to the date that all Mexico Term Loans have been fully repaid, the Mexico Borrower ceases to be a Wholly Owned Subsidiary; or (e) there shall occur a "Change of Control" as defined under the New Senior Subordinated Documents or the Investor Preferred Stock. If, at any time, any of the members of the Board of Directors of the Borrower shall have more than one vote per Person, then any determination of a majority of the Board of Directors shall be based on a majority of the voting power of the members thereof rather than a majority of the members or seats.

              "Change in Law" means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.

              "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Mexico Term Loans, Tranche A Term Loans, Tranche B Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Mexico Term Commitment, Tranche A Term Commitment or Tranche B Term Commitment.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

              "Collateral Agent" means Bankers Trust Company, in its capacity as collateral agent for the Secured Parties under the Security Documents.

              "Commitment" means a Revolving Commitment, Mexico Term Commitment, Tranche A Term Commitment, Tranche B Term Commitment, or any combination thereof (as the context requires).

              "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of letter of credit fees paid during such period, (c) the aggregate amount of income tax expense for such period, (d) all amounts attributable to depreciation, amortization and other non-cash charges or losses for such period, (e) all extraordinary charges and losses during such period and any Excluded Charges and Consulting Charges during such period, (f) non-cash expenses resulting from the grant of stock options or other equity-related incentives to any director, officer or employee of the Borrower or any Restricted Subsidiary pursuant to a written plan or agreement, (g) all amounts attributable to compensation expense related to long term incentive plan payments, other bonuses (including stay bonuses) and severance payments incurred in connection with the Transactions and (h) all non-recurring transaction and financing expenses resulting from the Transactions and Permitted Acquisitions, and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, all extraordinary gains during such period, all as determined on a consolidated basis with respect to the Borrower and the Restricted Subsidiaries in accordance with GAAP. If the Borrower or any Restricted Subsidiary has made any Permitted Acquisition or any sale, transfer, lease or other disposition of assets outside of the ordinary course of business permitted by Section 6.06 during the relevant period for determining Consolidated EBITDA, Consolidated EBITDA for the relevant period shall be calculated after giving pro forma effect thereto, as if such Permitted Acquisition or sale, transfer, lease or other disposition of assets (and any related incurrence, repayment or assumption of Indebtedness, with any new Indebtedness being deemed to be amortized over the relevant period in accordance with its terms, and assuming that any Revolving Loans borrowed in connection with such acquisition are repaid with excess cash balances when available) had occurred on the first day of the relevant period for determining Consolidated EBITDA. Any such pro forma calculations may include operating and other expense reductions and other synergistic benefits for such period resulting from any Permitted Acquisition that is being given pro forma effect to the extent that such operating and other expense reductions and other synergistic benefits would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933.

              "Consolidated Interest Expense" means, for any period, the interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations), accrued by the Borrower and the Restricted Subsidiaries during such period (net of payments made or received under interest rate protection agreements and net of interest income), determined on a consolidated basis in accordance with GAAP; provided that "Consolidated Interest Expense" shall not include non-cash interest expense in respect of the New Senior Subordinated Notes arising because (i) such Notes and the Warrants were issued at a discount to their face value and (ii) a portion of the issue price of such Notes and the Warrants is being allocated to the Warrants.

              "Consolidated Net Income" means, for any period, net income or loss of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded (a) the income of any unconsolidated Subsidiary and any Person in which any other Person (other than the Borrower or any of the Restricted Subsidiaries or any director holding qualifying shares in compliance with applicable law or any other third party holding a de minimus number of shares in order to comply with other similar requirements) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Restricted Subsidiaries by such Person during such period, and (b) the income (or loss) of any Person accrued prior to the date it becomes (or, for pro forma purposes, is deemed to have become) a Restricted Subsidiary or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries or the date that Person's assets are acquired by the Borrower or any of its Restricted Subsidiaries.

              "Consulting Charges" means the non-recurring charges incurred or to be incurred specified on Schedule 1.01(c), pursuant to the Agreement between the Borrower and A.T. Kearney, Inc. dated as of February 22, 2000.

              "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

              "Control Group" means collectively the Sponsor and all Persons Controlled by the Sponsor.

              "Debt Tender Offer" means the Tender Offer and Consent Solicitation dated April 12, 2000, made by the Borrower (a) for the purchase of all of the Existing Notes and (b) to obtain consents to amend the Existing Notes Indenture, in accordance with the terms thereof.

              "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

              "Documentation Agent" means The Bank of Nova Scotia, in its capacity as documentation agent for the Lenders hereunder.

              "dollars" or "$" refers to lawful money of the United States of America.

              "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

              "Environmental Laws" means all laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to health and safety matters.

              "Environmental Liability" means any liability, obligation, claim, action, suit, judgment or order, contingent or otherwise (including, but not limited to, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

              "Equity Contribution" has the meaning set forth in the preamble to this Agreement.

              "Equity Redemption" has the meaning set forth in the preamble to this Agreement.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

              "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

              "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

              "Event of Default" has the meaning assigned to such term in
Article VII.

              "Excess Cash Flow" means, for any period, the sum (without duplication) of:

              (a) Consolidated Net Income for such period, adjusted to exclude any gains or losses attributable to Prepayment Events or dispositions that would constitute Prepayment Events but for clauses (a)(i) through
       (a) (iii) and clause (b) of the definition of the term "Prepayment Event"; plus

              (b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income for such period; plus

              (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such period plus (ii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Restricted Subsidiaries (not recorded as a current liability) increased during such period plus (iii) the aggregate principal amount of Capital Lease Obligations and other Indebtedness incurred during such period to finance Capital Expenditures and the investments referred to in clause (e) below, to the extent that mandatory principal payments in respect of such Indebtedness would not be excluded from clause (f) below when made; minus

              (d) the sum of (i) any non-cash gains included in determining such Consolidated Net Income for such period plus (ii) the amount, if any, by which Net Working Capital increased during such period plus (iii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Restricted Subsidiaries (not recorded as a current liability) decreased during such period; minus

              (e) the sum of (i) Capital Expenditures for such period, (ii) cash consideration paid in respect of Permitted Acquisitions during such period, including cash generated by the issuance of Indebtedness, and
       (iii) investments made in cash, including cash generated by the issuance of Indebtedness, pursuant to clause (h) of Section 6.05 during such period; provided that amounts shall not be deducted pursuant to this clause (e) in determining Excess Cash Flow to the extent that such Capital Expenditures, Permitted Acquisitions or investments are made (A) by utilizing the Borrower Amount, (B) by utilizing Net Proceeds of an event that otherwise would be a "Prepayment Event" as provided in the proviso to the definition of "Prepayment Event" or (C) in reliance upon sub-clause (ii) of Section 2.11(e); minus

              (f) the aggregate principal amount of Indebtedness repaid or prepaid by the Borrower and its consolidated Restricted Subsidiaries during such period, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.11(a), (b) or (c), (iii) repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would, pursuant to this clause (f), be deducted in determining Excess Cash Flow when made, (iv) Indebtedness referred to in clauses (iii), (iv) and (ix) of
       Section 6.01 and (v) Indebtedness referred to in clauses (v), (vi) and
       (viii) of Section 6.01, to the extent but only to the extent that such Indebtedness was incurred by utilizing the Borrower Amount.

              "Excluded Charges" means (a) the non-recurring charges incurred or to be incurred in respect of the restructurings, plant closings or similar actions that have occurred or are expected to be taken in connection with the Borrower's facilities specified in Schedule 1.01(c), and (b) any other such non-recurring charges incurred in respect of any restructurings, plant closings or similar actions during the eighteen month period commencing on the Effective Date, provided that the cash portion of charges referred to in this clause (b) shall be limited to $8,000,000.

              "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or Mexico Borrower hereunder,
(a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower or Mexico Borrower is located, and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable hereunder, other than any withholding tax imposed by a Mexican taxing authority payable with respect to the Mexico Term Loans, to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower or Mexico Borrower with respect to such withholding tax pursuant to Section 2.17(a) and (d) in the case of a Mexico Lender (other than an assignee pursuant to a request by the Borrower or the Mexico Borrower under Section 2.19(b)), any Taxes that are imposed on amounts payable hereunder to such Mexico Lender at the time such Mexico Lender becomes a party to this Agreement (or designates a new lending office, or before such Mexico Lender receives its first interest payment under this Agreement) to the extent that such Taxes are imposed because such Mexico Lender (i) does not qualify for the benefits (including interest and limitation on benefits provisions) of an effective income tax treaty for the avoidance of double tax between its country of residence and Mexico, (ii) is not duly registered as a foreign financial institution with the Mexico Ministry of Finance and Public Credit, (iii) will not be duly registered as a foreign financial institution with the Mexican Ministry of Finance and Public Credit prior to the first interest payment date, which in no event shall be sooner than 90 days after the Effective Date or, in the case of an assignee, prior to the date 90 days following the date of the related assignment and (iv) in the case of a Mexico Lender that is organized under the laws of a United States jurisdiction, or whose applicable lending office is located in the United States, such Lender is not a bank or insurance company within the meaning of Article 11(2)(a)(i) of the income tax treaty between the United States and Mexico.

              "Existing Letters of Credit" means the letters of credit issued under the Original Credit Agreement and outstanding as of the Effective Date, which are listed on Schedule 1.01(b).

              "Existing Notes" means the Borrower's 9c% Senior Subordinated Notes due 2007 issued under the Existing Notes Indenture.

              "Existing Notes Indenture" means the Indenture dated as of September 30, 1997, among the Borrower, the guarantors named therein and The Bank of New York, as trustee.

              "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

              "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Borrower.

              "Foreign Assets" means the assets of or shares or other ownership interests in the Foreign Subsidiaries.

              "Foreign Lender" means (a) with respect to the Borrower, any Lender that is organized under the laws of a jurisdiction other than the United States of America, each State thereof and the District of Columbia, and (b) with respect to the Mexico Borrower, any Lender that is organized under the laws of a jurisdiction other than Mexico.

              "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

              "GAAP" means, subject to Section 1.04, generally accepted accounting principles in the United States of America.

              "Governmental Authority" means the government of the United States of America, Mexico, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

              "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

              "Guarantee Agreement" means the amended and restated Guarantee Agreement, substantially in the form of Exhibit C, made by the Borrower and the Subsidiary Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

              "Hazardous Materials" means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

              "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

              "Hedge Bank" means any Lender (or any Affiliate thereof) in its capacity as a party to a Bank Hedge Agreement.

              "Immaterial Subsidiaries" mean, at any date, Restricted Subsidiaries affected by one or more events described in clause (h), (i), (j) or
(k) of Article VII that (a) have (in the aggregate) consolidated assets representing less than 5% of the consolidated assets of the Borrower and its Restricted Subsidiaries as of such date, determined in accordance with GAAP, and
(b) had (in the aggregate) consolidated revenues and consolidated net income, in each case for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date for which financial statements have been delivered pursuant to Section 5.01, representing less than 5% of the revenues and consolidated net income, respectively, of the Borrower and its Restricted Subsidiaries for such period, determined in accordance with GAAP; provided that all Restricted Subsidiaries affected by events described in such clauses of Article VII shall be consolidated for purposes of determining compliance with clauses (a) and (b) above.

              "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business that are not overdue by more than 90 days, unless the payment thereof is being contested in good faith) (it being understood that "deferred purchase price" in connection with any purchase of property or assets shall include only that portion of the purchase price which shall be deferred beyond the date on which the purchase is actually consummated), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, "Indebtedness" shall not include (i) deferred taxes or (ii) unsecured indebtedness of the Borrower or any Subsidiary to finance insurance premiums in a principal amount not in excess of the casualty and other insurance premiums to be paid by the Borrower or any Restricted Subsidiary for a three-year period beginning on the date of any incurrence of such indebtedness.

              "Indemnified Taxes" means Taxes other than Excluded Taxes.

              "Indemnity, Subrogation and Contribution Agreement" means the amended and restated Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among the Borrower, the Subsidiary Loan Parties and the Administrative Agent.

              "Interest Election Request" means a request by the Borrower or the Mexico Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

              "Interest Payment Date" means (a) with respect to any ABR Loan (including any Swingline Loan), the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

              "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

              "Investment L.L.C." has the meaning set forth in the preamble to this Agreement.

              "Investor Preferred Stock" means the Series A Cumulative Exchangeable Redeemable Preferred Stock of the Borrower issued on the Effective Date having the terms specified in the Borrower's Third Amended and Restated Articles of Incorporation as in effect on the Effective Date.

              "Investor Share Purchase" has the meaning set forth in the preamble to this Agreement.

              "IPO" means the issuance by the Borrower of shares of its common stock to the public pursuant to a bona fide underwritten public offering.

              "Issuing Bank" means Bankers Trust Company, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i) and such other financial institutions as may become Issuing Banks as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, subject to the consent of the Borrower which shall not be unreasonably withheld, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one Issuing Bank at any time, references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires. Notwithstanding the foregoing, each institution listed in

Schedule 1.01(b) shall be deemed to be an Issuing Bank with respect to the Existing Letters of Credit issued by it.

              "Joint Venture" means, as to a Person, any corporation, partnership or other legal entity or arrangement in which such Person has any direct or indirect equity interest and that is not a subsidiary of such Person.

              "LC Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the date that is five Business Days prior to the Revolving Maturity Date and (b) the date of termination of the Revolving Commitments.

              "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

              "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

              "Lender Affiliate" means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

              "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

              "Letter of Credit" means any letter of credit issued pursuant to this Agreement. Each Existing Letter of Credit shall be deemed to constitute a Letter of Credit issued hereunder on the Effective Date for all purposes of the Loan Documents.

              "Leverage Ratio" means, on any date, the ratio of (a) Total Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date, all determined on a consolidated basis in accordance with GAAP.

              "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 10:00 a.m., New York City time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

              "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

              "Loan Documents" means this Agreement, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Security Documents and each Bank Hedging Agreement.

              "Loan Parties" means the Borrower, the Mexico Borrower and the Subsidiary Loan Parties; provided that the Mexico Borrower shall not be a "Loan Party" for purposes of Articles V and VI.

              "Loan Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

              "Loans" means the loans made by the Lenders to the Borrower or the Mexico Borrower pursuant to this Agreement.

              "Management Equity Rollover" has the meaning set forth in the preamble to this Agreement.

              "Margin Stock" shall have the meaning assigned to such term in Regulation U.

              "Material Adverse Effect" means a material adverse effect on (a) the business, assets, results of operations or condition, financial or otherwise, of the Borrower and the Restricted Subsidiaries, taken as a whole,
(b) the ability of the Loan Parties to perform any material obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

              "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

              "Mexico Borrower" means Aspen Industrial, S.A. de C.V., a Mexico corporation.

              "Mexico Lender" means a Lender with a Mexico Term Commitment or an outstanding Mexico Term Loan.

              "Mexico Term Commitment" means, with respect to each Mexico Lender, the commitment, if any, of such Mexico Lender to make Mexico Term Loans on the Effective Date, expressed as an amount representing the maximum aggregate principal amount of Mexico Term Loans to be made by such Mexico Lender hereunder, as such Commitment may be (a) reduced from time to time pursuant to
Section 2.08 or (b) reduced or increased from time to time pursuant to assignments by or to such Mexico Lender pursuant to Section 9.04. The initial amount of each Mexico Lender's Mexico Term Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Mexico Lender shall have assumed its Mexico Term Commitment, as applicable. The initial aggregate amount of the Mexico Lenders' Mexico Term Commitments as of the Effective Date is $40,000,000.

              "Mexico Term Loan" has the meaning set forth in Section 2.01.

              "Mexico Term Loan Maturity Date" means May 31, 2006.

              "Moody's" means Moody's Investors Service, Inc.

              "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document, including any amendment thereto, granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

              "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on
Schedule 1.01(a), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 5.12 or 5.13.

              "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

              "Net Proceeds" means, with respect to any event (a) the cash proceeds received by the Borrower and the Restricted Subsidiaries in respect of such event including (i) any cash received in respect of any non-cash proceeds (excluding interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of
(i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Restricted Subsidiaries to third parties (other than to the Borrower or a Subsidiary) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or other insured damage or condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event (including in order to obtain any consent required therefor), (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Restricted Subsidiaries, and the amount of any reserves established by the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower) and (iv) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such event (provided that such distribution or payment is proportionate to such minority interest holders' share of net income (or dividends and distribution made in respect of the capital stock or other equity interests) of such

Subsidiary or Joint Venture as provided in the certificate of incorporation or other governing documents of such Subsidiary or Joint Venture). In the case of Net Proceeds denominated in a currency other than dollars, the amount of such Net Proceeds shall be the dollar equivalent thereof based upon the exchange rates prevailing at the time.

              "Net Working Capital" means, at any date, (a) the consolidated current assets of the Borrower and its consolidated Restricted Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its consolidated Restricted Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

              "New Senior Subordinated Note Documents" means the New Senior Subordinated Notes, the indenture under which the New Senior Subordinated Notes are issued, all other documents evidencing, guaranteeing or otherwise governing the terms of the New Senior Subordinated Notes, the Warrants and the warrant agreement under which the Warrants were issued.

              "New Senior Subordinated Notes" means (i) the 13% Senior Subordinated Notes due 2010 in an aggregate principal amount of $220,000,000 issued by the Borrower pursuant to the New Senior Subordinated Note Documents (the "Initial Notes") and (ii) 13% senior subordinated notes with substantially identical terms to the Initial Notes which are issued in exchange for the Initial Notes following the issuance of the Initial Notes as contemplated by the New Senior Subordinated Note Documents.

              "Obligations" has the meaning assigned to such term in the Security Agreement.

              "Original Credit Agreement" has the meaning set forth in the preamble to this Agreement.

              "Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

              "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

              "Perfection Certificate" means a certificate in the form of Annex 1 to the Security Agreement or any other form approved by the Collateral Agent.

              "Permitted Acquisition" means any acquisition by the Borrower or a Restricted Subsidiary of the Borrower of all or substantially all the assets of, or all the shares of capital stock of or other equity interests in, a Person or a division, line of business or other business unit of a Person if, immediately after giving effect thereto, (a) no Default has occurred and is continuing or would result therefrom, (b) all transactions related thereto are consummated in all material respects in accordance with applicable laws, (c) each Subsidiary formed for the purpose of or resulting from such acquisition shall be a Restricted Subsidiary and all the capital stock of each such Subsidiary shall be owned directly by the Borrower or a Restricted Subsidiary of the Borrower and all actions required to be taken with respect to such acquired or newly formed Subsidiary under Sections 5.12 and 5.13 have been taken, (d) the Borrower and its Restricted Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Sections 6.13, 6.14 and 6.15 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms, and assuming that any Revolving Loans borrowed in connection with such acquisition are repaid with excess cash balances when available) had occurred on the first day of each relevant period for testing such compliance and (e) the Borrower has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses (a), (b), (c) and
(d) above, together
with all relevant financial information for the Person or assets to be acquired.

              "Permitted Encumbrances" means:

              (a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.05;

              (b) carriers', warehousemen's, mechanics', materialmen's, processors', landlords', repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.05;

              (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

              (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

              (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

              (f) Liens of a collection bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction;

              (g) Liens disclosed on title policies delivered to the Administrative Agent prior to the Effective Date in respect of any Mortgaged Property and easements, zoning restrictions, rights-of-way and similar restrictions and encumbrances (including minor title and survey defects) on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

              (h) Liens in respect of real property that become Mortgaged Property after the Effective Date pursuant to Section 5.13 to the extent such Lien is permitted by the applicable Mortgage and reasonably acceptable to the Administrative Agent;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

              "Permitted Investments" means (i) a marketable obligation, maturing within two years after issuance thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof, (ii) a certificate of deposit or banker's acceptance, maturing within one year after issuance thereof, issued by any Lender, or a national or state bank or trust company or a European, Canadian or Japanese bank in each case having capital, surplus and undivided profits of at least $100,000,000 and whose long-term unsecured debt has a rating of "A" or better by S&P or A2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all investments in certificates of deposit or banker's acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States shall not at any time exceed 33-1/3% of all investments described in this definition),
(iii) open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A1 or better by S&P or P1 or better by Moody's, or the equivalent rating by any other nationally recognized rating agency, (iv) repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected a primary government securities dealer by the Federal Reserve Board or whose securities are rated AA-or better by S&P or Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (v) "money market" preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the United States, which has a rating of "A" or better by S&P or Moody's or the equivalent rating by any other nationally recognized rating agency, (vi) tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P or Aa2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency, (vii) "money market" funds that invest in the investments specified in clauses (i) through (vi) above and (viii) demand deposit accounts with commercial banks.

              "Permitted Mexico Indebtedness" means Indebtedness of the Mexico Borrower for borrowed money that (a) is denominated in Mexico pesos, (b) is supported by a Letter of Credit and (c) is in an aggregate principal amount not exceeding $40,000,000 (based on exchange rates prevailing at the time such Indebtedness is incurred).

              "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

              "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "Pledge Agreement" means the amended and restated Pledge Agreement, substantially in the form of Exhibit E, among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

              "Prepayment Event" means:

              (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Restricted Subsidiary, other than (i) dispositions described in clauses (a), (b), (c), (d), (e) and (h) of
       Section 6.06, (ii) dispositions to which clause (b) of this definition applies, and (iii) other dispositions resulting in aggregate Net Proceeds not exceeding $10,000,000 during any fiscal year of the Borrower; or

              (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Restricted Subsidiary, other than such events resulting in aggregate Net Proceeds not exceeding $10,000,000 during any fiscal year of the Borrower; or

              (c) the issuance by the Borrower or any Restricted Subsidiary of any equity securities, or the receipt by the Borrower or any Restricted Subsidiary of any capital contribution, other than (i) any such issuance of equity securities to, or receipt of any such capital contribution from, the Borrower or a Restricted Subsidiary and (ii) the issuance by the Borrower of equity securities to officers, directors and employees of the Borrower and its Restricted Subsidiaries, in the case of this clause
       (ii), resulting in aggregate Net Proceeds not exceeding $10,000,000 during any fiscal year of the Borrower; or

              (d) the incurrence (i) by the Borrower or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted by
       Section 6.01, or (ii) of any Permitted Mexico Indebtedness;

provided that, with respect to any event described in clause (a) or (b) above, if the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of such event (i) setting forth the Borrower's or a Restricted Subsidiary's intent to use the Net Proceeds of such event to repair the assets that are the subject of such event, or to use the Net Proceeds to make acquisitions of assets or capital stock permitted by this Agreement to be used in a line of business permitted under Section 6.04(b), in each case within 365 days (or, in the case of a disposition of Foreign Assets, 545 days) of receipt of such Net Proceeds and (ii) certifying that no

Default has occurred and is continuing, then such event shall not constitute a Prepayment Event except to the extent the Net Proceeds therefrom are not so used at the end of such 365-day or 545-day period, as applicable, at which time such event shall be deemed a Prepayment Event with Net Proceeds equal to the Net Proceeds so remaining unused; provided further that the provisions of the foregoing exception allowing Net Proceeds to be used to finance Permitted Acquisitions in Canada shall be subject to the requirement that all Subsidiaries resulting from any such Permitted Acquisitions must be treated as Subsidiary Loan Parties for purposes of this Agreement.

              "Prime Rate" means the rate of interest per annum publicly announced from time to time by Bankers Trust Company as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

              "Qualified Preferred Stock" means, with respect to any Person, any preferred capital stock or preferred equity interest that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (a) (i) mature or becomes mandatorily redeemable pursuant to a sinking fund obligation or otherwise; (ii) become convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock that is not Qualified Preferred Stock; or (iii) become redeemable at the option of the holder thereof (other than as a result of a change of control event), in whole or in part, in each case on or prior to the first anniversary of the Tranche B Term Loan Maturity Date and (b) provide holders thereunder with rights upon the occurrence of a "change of control" event or have other terms relating to "change of control" events that are less favorable to the Lenders than the applicable terms set forth in the Investor Preferred Stock. Notwithstanding anything to the contrary, the Investor Preferred Stock shall be deemed to be Qualified Preferred Stock.

              "Recapitalization Agreement" has the meaning set forth in the preamble to this Agreement.

              "Recapitalization Documents" means the Recapitaliza-tion Agreement and the other agreements and documents entered into pursuant thereto or in connection therewith.

              "Recapitalization Transactions" means the transactions contemplated by the Recapitalization Agreement, including the Equity Contribution, the Investor Share Purchase, the Equity Redemption, the Trust Equity Rollover and the Management Equity Rollover.

              "Register" has the meaning set forth in Section 9.04.

              "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

              "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

              "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

              "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment.

              "Remaining Notes" means any Existing Notes that are not purchased and canceled pursuant to the Debt Tender Offer.

              "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

              "Restatement Information Memorandum" means the Confidential Information Memorandum dated April 2000 relating to the Borrower and the Transactions.

              "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such shares of capital stock of the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of the Borrower or any Restricted Subsidiary.

              "Restricted Subsidiary" means any Subsidiary (including the Mexico Borrower) that is not an Unrestricted Subsidiary.

              "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

              "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01 (as of the Effective Date), or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $100,000,000.

              "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

              "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

              "Revolving Loan" has the meaning set forth in Section 2.01.

              "Revolving Maturity Date" means May 31, 2006.

              "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

              "SEC" means the Securities and Exchange Commission.

              "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

              "Security Agreement" means the amended and restated Security Agreement, substantially in the form of Exhibit F, among the Borrower, the Subsidiary Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

              "Security Documents" means the Security Agreement, the Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

              "Senior Subordinated Notes" means the New Senior Subordinated Notes and any Remaining Notes.

              "Sponsor" has the meaning set forth in the preamble to this Agreement.

              "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in

Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

              "Stockholders Agreement" means the Stockholders Agreement dated as of May 31, 2000, among Huntsman Packaging Corporation, a Utah corporation, and the stockholders party thereto, which agreement was entered into as part of the Transactions.

              "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

              "Subsidiary" means any subsidiary of the Borrower.

              "Subsidiary Loan Party" means any Restricted Subsidiary; provided that a Foreign Subsidiary shall not be a Subsidiary Loan Party if the Borrower would suffer adverse tax consequences if such Foreign Subsidiary were to be a Subsidiary Loan Party.

              "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any

Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

              "Swingline Lender" means Bankers Trust Company, in its capacity as lender of Swingline Loans hereunder.

              "Swingline Loan" has the meaning set forth in Section 2.04.

              "Syndication Agent" means The Chase Manhattan Bank, in its capacity as syndication agent for the Lenders.

              "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

              "Term Commitment" means a Mexico Term Commitment, a Tranche A Term Commitment or a Tranche B Term Commitment, or any combination thereof (as the context requires).

              "Term Loan Lender" means a Lender with a Term Commitment or an outstanding Term Loan.

              "Term Loans" means Mexico Term Loans, Tranche A Term Loans or Tranche B Term Loans, or any combination thereof (as the context requires).

              "Total Debt" means, as of any date of determination, without duplication, the aggregate principal amount (or in the case of Indebtedness (including the New Senior Subordinated Notes) issued at a discount to its par value and/or issued together with a warrant or other equity security to which a portion of the issue price is allocated, the accreted value) of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding as of such date, determined on a consolidated basis in accordance with GAAP (other than the Indebtedness of the type referred to in clause (h) of the definition of the term "Indebtedness", except to the extent of any unreimbursed drawings thereunder).

              "Tranche A Lender" means a Lender with a Tranche A Term Commitment or an outstanding Tranche A Term Loan.

              "Tranche A Term Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche A Term Loans on the Effective Date, expressed as an amount representing the maximum aggregate principal amount of Tranche A Term Loans to be made by such Lender hereunder, as such Commitment may be (a) reduced from time to time pursuant to Section 2.08 or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche A Term Commitment is set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Term Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Term Commitments as of the Effective Date is $160,000,000.

              "Tranche A Term Loan" has the meaning set forth in Section 2.01.

              "Tranche A Term Loan Maturity Date" means May 31, 2006.

              "Tranche B Lender" means a Lender with a Tranche B Term Commitment or an outstanding Tranche B Term Loan.

              "Tranche B Rate" means (a) 3.00% per annum, in the case of a Eurodollar Loan, and (b) 2.00% per annum, in the case of an ABR Loan.

              "Tranche B Term Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such Commitment may be (a) reduced pursuant to Section 2.08 or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B Term Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Term Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Term Commitments as of the Effective Date is $280,000,000.

              "Tranche B Term Loan" has the meaning set forth in Section 2.01.

              "Tranche B Term Loan Maturity Date" means May 31, 2008.

              "Transactions" means the Recapitalization Transactions, the Loan Transactions, the Debt Tender Offer and the issuance of the New Senior Subordinated Notes and the Warrants.

              "Transaction Costs" means the fees and expenses incurred by, or required to be reimbursed or paid by, the Borrower and its Subsidiaries in connection with the Recapitalization Transactions.

              "Trust" has the meaning set forth in the preamble to this Agreement.

              "Trust Equity Rollover" has the meaning set forth in the preamble to this Agreement.

              "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

              "Unrestricted Subsidiary" means (a) Subsidiaries that constitute Unrestricted Subsidiaries under the Original Credit Agreement as of the Effective Date that are identified as such on Schedule 3.12, (b) any Subsidiary organized after the Effective Date, for the purpose of acquiring the stock or assets of another Person or for start-up ventures or activities and designated as an Unrestricted Subsidiary by the Borrower by notice to the Administrative Agent at or prior to the time of its organization and (c) any Subsidiary of any Unrestricted Subsidiary. By notice to the Administrative Agent, the Borrower may declare an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that
(i) no Default has occurred and is continuing or would result from such declaration and (ii) the representations and warranties of the Borrower herein qualified as to materiality would be true and correct and those not so qualified shall be true and correct in all material respects, in each case on and as of the date of such declaration (after giving effect to such declaration), except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date. The Borrower may not declare a Restricted Subsidiary to be an Unrestricted Subsidiary.

              "Warrants" means the warrants of the Borrower to acquire common stock of the Borrower issued as units with the New Senior Subordinated Notes.

              "Wholly Owned Subsidiary" means a Subsidiary of which securities (except for directors' qualifying shares or other de minimus shares) or other ownership interests representing 100% of the equity are at the time owned, directly or indirectly, by the Borrower.

              "Withdrawal Liability" means liability of the Borrower or any ERISA Affiliate to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

              SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

              SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

              SECTION 1.04. Accounting Terms; GAAP; Treatment of Unrestricted Subsidiaries. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

              (b) Except as otherwise expressly provided herein, all accounting and financial calculations and determinations hereunder shall be made without consolidating the accounts of Unrestricted Subsidiaries with those of the Borrower or any Restricted Subsidiary, notwithstanding that such treatment is inconsistent with GAAP.

                                   ARTICLE II

                                   The Credits

              SECTION 2.01. Commitments; Loans Outstanding on Effective Date. Subject to the terms and conditions set forth herein, each Lender agrees (i) to make a loan in dollars (a "Mexico Term Loan") to the Mexico Borrower on the Effective Date in the principal amount of its Mexico Term Commitment, (ii) to make a loan in dollars (a "Tranche A Term Loan") to the Borrower on the Effective Date in the principal amount of its Tranche A Commitment, (iii) to make a loan in dollars (a "Tranche B Term Loan") to the Borrower on the Effective Date in the principal amount of its Tranche B Term Commitment and (iv) to make loans in dollars ("Revolving Loans") to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment (after giving effect to the application of any proceeds being applied contemporaneously with the advance of such Revolving Loans). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. The full amount of the Term Commitments must be drawn in a single Borrowing on the Effective Date. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

              SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

              (b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower or Mexico Borrower, as applicable, may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower or Mexico Borrower, as applicable, to repay such Loan in accordance with the terms of this Agreement and shall not result in any increased costs under Section 2.15 or any obligation by the Borrower or Mexico Borrower, as applicable, to make any payment under Section 2.17 in excess of the amounts, if any, that such Lender would be entitled to claim under Section 2.15 or 2.17, as applicable, without giving effect to such change in lending office.

              (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is equal to the amount required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $10,000 and not less than $50,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 8 Eurodollar Borrowings outstanding.

              (d) Notwithstanding any other provision of this Agreement, neither the Borrower nor the Mexico Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, Mexico Term Loan Maturity Date, Tranche A Term Loan Maturity Date or Tranche B Term Loan Maturity Date, as applicable.

              SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower or Mexico Borrower, as applicable, shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower or Mexico Borrower, as applicable. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

              (i) whether the requested Borrowing is to be a Revolving Borrowing, a Mexico Term Borrowing, a Tranche A Term Borrowing or a Tranche B Term Borrowing;

              (ii) the aggregate amount of such Borrowing;

              (iii) the date of such Borrowing, which shall be a Business Day;

              (iv) subject to Section 2.02, whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

              (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

              (vi) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower or Mexico Borrower, as applicable shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

              SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make loans ("Swingline Loans") to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

              (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 (noon), New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 2:00 p.m., New York City time, on the requested date of such Swingline Loan.

              (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such

Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by making a wire transfer to the Administrative Agent for the benefit of the Swingline Lender of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

              SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or the account of any Subsidiary Loan Party (provided that the Borrower shall be a co-applicant with respect to each Letter of Credit issued for the account of or in favor of such Subsidiary Loan Party), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the LC Availability Period. All Letters of Credit shall be denominated in U.S. dollars. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

              (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of

Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $30,000,000 (plus an additional amount, not to exceed $40,000,000, to support Permitted Mexico Indebtedness) and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

              (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

              (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

              (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if the Borrower does not otherwise elect by notice to the Administrative Agent to make such payment, the Borrower shall be deemed to have requested in accordance with Section 2.03 (but without regard to the minimum borrowing amounts specified in Section 2.02) that such LC Disbursement be financed with an ABR Revolving Borrowing in an amount equal to such LC Disbursement, the Administrative Agent shall notify the Revolving Lenders thereof, the Revolving Lenders shall (subject to the conditions to borrowing herein) advance their respective ABR Revolving Loans (which shall be applied to reimburse such LC Disbursement) and, to the extent such ABR Revolving Loans are so advanced and applied, the Borrower's obligation to make such payment shall be deemed discharged as of the date due and replaced by the resulting ABR Revolving Loans. If and to the extent that the Borrower's obligation to make such payment is not fully discharged and replaced by ABR Revolving Loans as aforesaid (whether as a result of the failure to satisfy any condition to borrowing or otherwise) and if the Borrower otherwise fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in
Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

              (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that nothing in this Section 2.05 shall be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank, the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

              (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

              (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC

Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

              (i) Replacement of the Issuing Bank; Additional Issuing Banks. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. One or more Lenders may be appointed as additional Issuing Banks by written agreement among the Borrower, the Administrative Agent (whose consent will not be unreasonably withheld) and the Lender that is to be so appointed. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, the

Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

              (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the

Borrower within three Business Days after all Events of Default have been cured or waived.

              SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower or, in the case of Mexico Term Loans, the Mexico Borrower, by promptly crediting the amounts so received, in like funds, to an account of the Borrower or, in the case of Mexico Term Loans, the Mexico Borrower maintained with the Administrative Agent in New York City and designated by the Borrower or, in the case of Mexico Term Loans, the Mexico Borrower, in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

              (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower or, in the case of Mexico Term Loans, the Mexico Borrower, a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower or, in the case of Mexico Term Loans, the Mexico Borrower, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower or, in the case of Mexico Term Loans, the Mexico Borrower, to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower or, in the case of Mexico Term Loans, the Mexico Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

              SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower or, in the case of a Mexico Term Loan, the Mexico Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower or, in the case of a Mexico Term Loan, the Mexico Borrower, may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

              (b) To make an election pursuant to this Section, the Borrower or, in the case of a Mexico Term Loan, the Mexico Borrower, shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower or, in the case of a Mexico Term Loan, the Mexico Borrower, were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower or, in the case of a Mexico Term Loan, the Mexico Borrower.

              (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph
(f) of this Section:

              (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

              (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

              (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

              (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

              (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

              (e) If the Borrower or the Mexico Borrower, as applicable, fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

              (f) A Borrowing of any Class may not be converted to or continued as a Eurodollar Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Eurodollar Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

              SECTION 2.08. Termination and Reduction of Commit- ments. (a) Unless previously terminated, (i) the Mexico Term Commitments, Tranche A Term Commitments and Tranche B Term Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

              (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

              (c) If any prepayment of a Term Borrowing would be required pursuant to Section 2.11(b) or (c) at a time when there are not any Term Borrowings outstanding, then the Revolving Commitments shall be reduced at such time in an amount equal to the prepayment that would be required if Term Borrowings were outstanding at such time.

              (d) The Borrower shall notify the Administrative Agent of any election or requirement to terminate or reduce the Revolving Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election or requirement and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower under paragraph (b) of this Section may state that such notice is conditioned upon the effectiveness of other borrowings or the completion of the sale or issuance of stock of the Borrower or the sale of assets of the Borrower, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

              SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Tranche A Term Loan and Tranche B Term Loan of such Lender as provided in Section 2.10 and (iii) to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the last day of March, June, September or December and is at least two Business Days after such Swingline Loan is made. The Mexico Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Mexico Term Loan of such Lender as provided in Section 2.10.

              (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower or the Mexico Borrower, as applicable, to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

              (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower or the Mexico Borrower, as applicable, to each Lender hereunder and
(iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

              (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower or the Mexico Borrower, as applicable, to repay the Loans in accordance with the terms of this Agreement.

              (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower or the Mexico Borrower, as applicable, shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a customary form approved by the Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

              SECTION 2.10. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (e) of this Section, the Borrower shall repay Tranche A Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

      Date                                                Amount
      ----                                                ------
September 30, 2001                                      $1,800,000
December 31, 2001                                        2,400,000
March 31, 2002                                           3,600,000
June 30, 2002                                            4,200,000
September 30, 2002                                       4,000,000
December 31, 2002                                        4,000,000
March 31, 2003                                           6,000,000
June 30, 2003                                            6,000,000
September 30, 2003                                       6,000,000
December 31, 2003                                        6,000,000
March 31, 2004                                          10,000,000
June 30, 2004                                           10,000,000
September 30, 2004                                      11,000,000
December 31, 2004                                       11,000,000
March 31, 2005                                          11,000,000
June 30, 2005                                           11,000,000
September 30, 2005                                      13,000,000
December 31, 2005                                       13,000,000
March 31, 2006                                          13,000,000
Tranche A Term Loan Maturity Date                       13,000,000
                                                        ----------
                                                      $160,000,000

              (b) Subject to adjustment pursuant to paragraph (e) of this Section, the Mexico Borrower shall repay Mexico Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

      Date                                                Amount
      ----                                                ------
September 30, 2001                                     $  450,000
December 31, 2001                                         600,000
March 31, 2002                                            900,000
June 30, 2002                                           1,050,000
September 30, 2002                                      1,000,000
December 31, 2002                                       1,000,000
March 31, 2003                                          1,500,000
June 30, 2003                                           1,500,000

September 30, 2003                                      1,500,000
December 31, 2003                                       1,500,000
March 31, 2004                                          2,500,000
June 30, 2004                                           2,500,000
September 30, 2004                                      2,750,000
December 31, 2004                                       2,750,000
March 31, 2005                                          2,750,000
June 30, 2005                                           2,750,000
September 30, 2005                                      3,250,000
December 31, 2005                                       3,250,000
March 31, 2006                                          3,250,000
Mexico Term Loan Maturity Date                          3,250,000
                                                        ---------
                                                      $40,000,000

              (c) Subject to adjustment pursuant to paragraph (e) of this Section, the Borrower shall repay Tranche B Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

      Date                                                Amount
      ----                                                ------
June 30, 2001                                           $2,800,000
June 30, 2002                                            2,800,000
June 30, 2003                                            2,800,000
June 30, 2004                                            2,800,000
June 30, 2005                                            2,800,000
June 30, 2006                                            2,800,000
June 30, 2007                                           54,320,000
September 30, 2007                                      52,220,000
December 31, 2007                                       52,220,000
March 31, 2008                                          52,220,000
Tranche B Term Loan Maturity Date                       52,220,000
                                                      ------------
                                                      $280,000,000

              (d) To the extent not previously paid, all Mexico Term Loans, Tranche A Term Loans and Tranche B Term Loans shall be due and payable on the Mexico Term Loan Maturity Date, Tranche A Term Loan Maturity Date or Tranche B Term Loan Maturity Date, respectively.

              (e) If the initial aggregate amount of the Lenders' Mexico Term Commitments, Tranche A Term Commitments or Tranche B Term Commitments exceeds the aggregate principal amount of Mexico Term Loans, Tranche A Term Loans or Tranche B Term Loans, respectively, made on the Effective Date, then the scheduled repayments of Mexico Term Borrowings, Tranche A Term Borrowings or Tranche B Term Borrowings, as applicable, to be made pursuant to this Section shall be reduced by an aggregate amount equal to such excess in the chronological order in which such repayments are scheduled to become due. Any prepayment of a Mexico Term Borrowing, Tranche A Term Borrowing or Tranche B Term Borrowing shall be applied to reduce the subsequent scheduled repayments of Borrowings of such Class to be made pursuant to this Section ratably; provided, that any prepayment of Term Borrowings of any Class made pursuant to Section 2.11(a) shall be applied, first, to reduce the next four scheduled repayments of Term Borrowings (or the next scheduled repayment of Tranche B Term Borrowings to the extent such prepayment occurs prior to June 30,
2007) of such Class to be made pursuant to this Section (other than those that have been reduced to zero by operation of this paragraph) unless and until such next four scheduled repayments (or the next scheduled repayment in the case of Tranche B Term Borrowings to the extent such prepayment occurs prior to June 30,
2007) have been eliminated as a result of reductions hereunder and, second, to reduce the remaining scheduled repayments of Term Borrowings of such Class to be made pursuant to this Section ratably.

              (f) Prior to any repayment of any Term Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of such Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Term Borrowings of any Class shall be applied to repay any outstanding ABR Term Borrowings of such Class before any other Borrowings of such Class. Each repayment or prepayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

              SECTION 2.11. Prepayment of Loans. (a) The Borrower (or, in the case of a Mexico Term Borrowing, the Mexico Borrower) shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

              (b) Subject to the provisions of Sections 2.11(e) and 5.08, in the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower and the Mexico Borrower, as applicable, shall, within three Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to the entire amount of such Net Proceeds.

              (c) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2000, the Borrower and the Mexico Borrower collectively shall prepay Term Borrowings in an aggregate amount equal to the amount, if any, by which (i) 50% of Excess Cash Flow for such fiscal year exceeds (ii) the aggregate amount of all prepayments actually made pursuant to Section 2.11(a) since the date a prepayment was made pursuant to this paragraph in respect of the immediately preceding fiscal year of the Borrower (or would have been required to be made pursuant to this paragraph if so required with respect to such immediately preceding fiscal year); provided, however, that for the purposes of Section 2.11(c) the amount required to be prepaid for purposes of the fiscal year ending December 31, 2000 shall be determined based on the period from the Effective Date through December 31, 2000. Each prepayment pursuant to this paragraph shall be made on or before the date that is three Business Days after the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

              (d) If at any time the sum of the total Revolving Exposures exceeds the total Revolving Commitments, the Borrower shall immediately prepay Revolving Borrowings and Swingline Loans to the extent necessary to eliminate such excess. If any such excess remains after all Revolving Borrowings and Swingline Loans are prepaid, the Borrower shall deposit cash collateral pursuant to Section 2.05(j) in an amount equal to such remaining excess.

              (e) Notwithstanding the provisions of Section 2.11(b):

              (i) in the case of a Prepayment Event described in clause (a) of the definition of "Prepayment Event" consisting of a disposition by a Foreign Subsidiary, the Borrower and the Mexico Borrower may, in lieu of prepaying Term Borrowings, permit such Foreign Subsidiary to retain the Net Proceeds of such disposition, in which case no prepayment shall be required in respect of such Net Proceeds; provided that (A) the Borrower notifies the Administrative Agent that it is exercising such option, specifying the Prepayment Event and the amount of the prepayment, at or prior to the time that the prepayment is required, (B) the Borrower is in compliance with Sections 6.13, 6.14 and 6.15 before and after giving effect to such Prepayment Event, (C) the aggregate Net Proceeds which are not required to be prepaid pursuant to this clause (i) shall not exceed $40,000,000 (on a cumulative basis) during the remaining term of this Agreement subsequent to the Effective Date and (D) the Net Proceeds relating to such Prepayment Event are not required to be used to repay or prepay any other Indebtedness of the Borrower or any Subsidiary (after the passage of time or otherwise);

              (ii) in the case of a Prepayment Event described in clause (c) of the definition of "Prepayment Event", the Borrower may, at its option, notify the Administrative Agent that the Borrower intends to utilize all or a specified portion of the Net Proceeds of such Prepayment Event to finance a Permitted Acquisition or Capital Expenditures to be consummated within 270 days after such Prepayment Event, in which case the Borrower and the Mexico Borrower shall not be required to prepay Term Borrowings pursuant to Section 2.11(b) to the extent of the Net Proceeds so specified; provided that (A) the Borrower delivers such notice, specifying the Prepayment Event and describing the anticipated Permitted Acquisition or Capital Expenditures in reasonable detail, at or prior to the time of such Prepayment Event, (B) no Default has occurred and is continuing at the time of such Prepayment Event and (C) to the extent such Net

       Proceeds are not applied to finance such Permitted Acquisition or Capital Expenditures within the 270-day period after such Prepayment Event, the Borrower and the Mexico Borrower shall prepay Term Borrowings (at the earlier of (1) expiration of such period, (2) the date of abandonment of such Permitted Acquisition or Capital Expenditures or (3) the date of consummation of such Permitted Acquisition) in an amount equal to such Net Proceeds that are not so applied; and

              (iii) in the case of a Prepayment Event described in clause (c) of the definition of "Prepayment Event", if, as of the end of the most recent fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to clause (a) or (b) of Section 5.01 prior to such Prepayment Event, the Leverage Ratio was less than 2.00 to 1.00, then no prepayment pursuant to Section 2.11(b) shall be required in respect of such Prepayment Event.

              (f) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower or the Mexico Borrower, as the case may be, shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (g) of this Section; provided that each prepayment of Borrowings of any Class shall be applied to prepay ABR Borrowings of such Class before any other Borrowings of such Class. In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower and the Mexico Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Mexico Term Borrowings, Tranche A Term Borrowings and Tranche B Term Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class (a "Pro Rata Allocation"); provided that if such prepayment is a mandatory prepayment pursuant to paragraph (b) or (c) of this Section, any Tranche B Lender may elect, to the extent Term Borrowings of any other Class or Classes remain outstanding on the prepayment date, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B Term Loans pursuant to this Section, in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Borrowings but was so declined shall be applied to prepay Term Borrowings of each other Class then outstanding pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; and provided further that if such prepayment is (i) a voluntary prepayment pursuant to paragraph (a) of this Section, the Borrower and the Mexico Borrower may, in their sole discretion, (x) select Term Borrowings to be prepaid so that the amount of such prepayment allocated to the Tranche B Term Borrowings is less than the amount that would be allocated to the Tranche B Term Borrowings under a Pro Rata Allocation and/or (y) elect, by prior written notice given to the Administrative Agent and the Tranche B Term Lenders, to afford the Tranche B Term Lenders the right to decline to accept such prepayment, in which case the Tranche B Term Lenders will be entitled to decline all or any portion of such prepayment to the same extent, and subject to the same procedures that are applicable to mandatory prepayments or (ii) by the Mexico Borrower, the Mexico Borrower may, in its sole discretion, select Mexico Term Borrowings to be prepaid so that the amount of such prepayment allocated to the other Term Borrowings is less than the amount that would be allocated to the other Term Borrowings under a Pro Rata Allocation.

              (g) The Borrower (or, in the case of prepayment of a Mexico Term Borrowing, the Mexico Borrower) shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount such that the remaining amount of such Borrowing not so prepaid would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by
Section 2.13.

              SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees with respect to each Revolving Commitment shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which such Revolving Commitment terminates, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

              (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar

Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

              (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

              (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

              SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

              (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

              (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or the Mexico Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

              (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (A) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(B) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

              (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

              SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

              (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

              (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

              SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

              (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

              (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

              (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, following receipt by the Borrower of the certificate referred to in clause (c) below, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

              (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section (and setting forth the underlying calculations) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

              (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

              SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Revolving Loan or Eurodollar Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(g) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower (or, in the case of a Mexico Term Loan, the Mexico Borrower) pursuant to Section 2.19, then, in any such event, the Borrower (or, in the case of a Mexico Term Loan, the Mexico Borrower) shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section (and setting forth the underlying calculations) shall be delivered to the Borrower or the Mexico Borrower, as applicable, and shall be conclusive absent manifest error. The Borrower or the Mexico Borrower, as applicable, shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

              SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or the Mexico Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or the Mexico Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Mexico Borrower, as applicable, shall make such deductions and (iii) the Borrower or the Mexico Borrower, as applicable, shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

              (b) In addition, the Borrower and the Mexico Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

              (c) The Borrower, or, in the case of Indemnified Taxes or Other Taxes attributable to obligations of the Mexico Borrower, the Mexico Borrower, shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or the Mexico Borrower, as applicable, hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (and setting forth the underlying calculations) delivered to the Borrower or the Mexico Borrower, as applicable, by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

              (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or the Mexico Borrower to a Governmental Authority, the Borrower or the Mexico Borrower, as applicable, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

              (e) Any Foreign Lender and any Issuing Bank that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (together with the Foreign Lenders, the "Non-U.S. Lenders") shall, if such Non-U.S. Lender is entitled to an exemption from or reduction of withholding Tax under the laws of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Notwithstanding any other provision of this Section 2.17, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.17(e) that such Non-U.S. Lender is not legally able to deliver.

              (f) If the Administrative Agent or a Lender (or transferee) determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or the Mexico Borrower, as applicable, or with respect to which the Borrower or the Mexico Borrower, as applicable, has paid additional amounts pursuant to this
Section 2.17, it shall pay over such refund to the Borrower or the Mexico Borrower, as applicable (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or the Mexico Borrower, as applicable, under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or transferee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower or the Mexico Borrower, as applicable, upon the request of the Administrative Agent or such Lender (or transferee), agrees to repay the amount paid over to the Borrower or the Mexico Borrower, as applicable (plus any penalties, interest or other charges imposed by the relevant Governmental Authority), to the Administrative Agent or such Lender (or transferee) in the event the Administrative Agent or such Lender (or transferee) is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.17(f) shall require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower, the Mexico Borrower or any other Person.

              SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Each of the Borrower and the Mexico Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at One Bankers Trust Plaza, New York, New York 10006, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

              (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

              (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower or the Mexico Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The provisions of this paragraph
(c) shall apply to any payment or distribution received by any Lender in respect of any principal of or interest on its Mexico Term Loans pursuant to an exercise of remedies or otherwise during a period in which an Event of Default shall have occurred and be continuing (including any distribution received in any bankruptcy or similar proceeding) resulting in such Lender receiving a disproportionately greater recovery to the extent necessary so that the benefit of all such payments or distributions shall be shared as set forth in the immediately preceding sentence. Each of the Borrower and the Mexico Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower or the Mexico Borrower, as applicable, rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or the Mexico Borrower, as applicable, in the amount of such participation.

              (d) Unless the Administrative Agent shall have received notice from the Borrower or the Mexico Borrower, as applicable, prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower or the Mexico Borrower, as applicable, will not make such payment, the Administrative Agent may assume that the Borrower or the Mexico Borrower, as applicable, has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower or the Mexico Borrower, as applicable, has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

              (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

              SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower or the

Mexico Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

              (b) If any Lender requests compensation under Section 2.15, or if the Borrower or the Mexico Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower or the Mexico Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

              SECTION 2.20. Extension of Revolving Maturity Date. (a) The Borrower may, by notice to the Administrative Agent and the Revolving Lenders given not less than 30 and not more than 60 days prior to the Revolving Maturity Date, request that the Revolving Lenders extend the Revolving Maturity Date for an additional one year period. Each Revolving Lender shall, by notice to the Borrower and the Administrative Agent given not later than the 10th Business Day after the date of receipt of the Borrower's notice, advise the Borrower whether or not such Lender agrees to such extension (and any Lender that does not so advise the Borrower on or before such day shall be deemed to have advised the Borrower that it will not agree to such extension). The approval of any such extension shall be at the sole discretion of each Revolving Lender.

              (b) If (and only if) all Revolving Lenders shall have agreed to extend the Revolving Maturity Date as provided in paragraph (a) above, then the Revolving Maturity Date shall be extended to May 31, 2007.

                                   ARTICLE III

                         Representations and Warranties

              The Borrower represents and warrants to the Lenders that:

              SECTION 3.01. Organization; Powers. Each of the Borrower and its Restricted Subsidiaries is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

              SECTION 3.02. Authorization; Enforceability. The Transactions entered into and to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and the Mexico Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower, the Mexico Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

              SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or, if not obtained or made, would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Restricted Subsidiaries or any order of any Governmental Authority, except, with respect to any violation of applicable law or regulation or any order of any Governmental Authority, to the extent any such violation would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of its Restricted Subsidiaries or its assets, except to the extent any such violation, default or right would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries, except Liens created under the Loan Documents.

              SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows as of and for the fiscal year ended December 31, 1999, reported on by Arthur Andersen LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries, as of such dates and for such periods in accordance with GAAP.

              (b) The Borrower has heretofore made available to the Lenders its pro forma consolidated balance sheet as of March 31, 2000, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the applicable pro forma financial statements, which were simultaneously made available to the Lenders (which assumptions are believed by the Borrower to be reasonable), (ii) is based on the best information available to the Borrower after due inquiry, (iii) accurately reflects all material adjustments necessary to give effect to the Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of the Borrower and its consolidated Subsidiaries as of March 31, 2000, as if the Transactions had occurred on such date; provided, however, that such pro forma balance sheet did not reflect that (w) the New Senior Subordinated Notes would be issued together with the Warrants, (x) such securities would be issued at an aggregate discount of approximately $5,900,000, (y) approximately $8,000,000 of the issue price of such securities would be allocated to the Warrants and (z) approximately $5,900,000 of Revolving Loans would be borrowed on the Effective Date in connection with the consummation of the Transactions.

              (c) Since December 31, 1999, there has been no material adverse change in the business, assets, results of operations or condition, financial or otherwise of the Borrower and its Restricted Subsidiaries, taken as a whole.

              SECTION 3.05. Properties. (a) Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and other Permitted Encumbrances.

              (b) Each of the Borrower and its Restricted Subsidiaries owns, or is licensed or otherwise permitted to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

              (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Borrower or any of its Subsidiaries as of the Effective Date.

              (d) As of the Effective Date, neither the Borrower nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein held by any Person, other than the Borrower or any Restricted Subsidiary.

              SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (ii) that involve or arise out of the Recapitalization and which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (iii) that involve any of the Loan Documents or the Transactions.

              (b) Except with respect to any matters that, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

              SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

              SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

              SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $12,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $12,000,000 the fair market value of the assets of all such underfunded Plans.

              SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The Restatement Information Memorandum and the other reports, financial statements, certificates and other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), when made or delivered, did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

              SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party or an Unrestricted Subsidiary, in each case as of the Effective Date.

              SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums that are due and payable in respect of such insurance have been paid.

              SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened that could reasonably be expected to result in a Material Adverse Effect. All material payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

              SECTION 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

              SECTION 3.16. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when such Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person; provided that the actions specified in
Schedule 3.16(a) are required to be taken in connection with the pledge of capital stock of Foreign Subsidiaries.

              (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Security Agreement)), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.03.

              (c) When the Security Agreement (or a summary thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United

States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Effective
Date), other than with respect to Liens permitted by Section 6.03.

              (d) The Mortgages are effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.16(d), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.03.

              SECTION 3.17. Federal Reserve Regulations. (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

              (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation U or X.

                                   ARTICLE IV

                                   Conditions

              SECTION 4.01. Effective Date. The amendments to the Original Credit Agreement effected hereby and the obligations of the Lenders to make the Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

              (a) The Administrative Agent (or its counsel) shall have received from the Borrower, the Mexico Borrower and each Lender, either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

              (b) The Administrative Agent and the Syndication Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Syndication Agent and the Lenders and dated the Effective
       Date) of each of (i) O'Sullivan Graev & Karabell, LLP, counsel for the Borrower, substantially addressing the matters set forth in Exhibit B-1,
       (ii) Kuri Brena, Sancrez Ugarte, Corcuera y Aznar, counsel for the Mexico Borrower, substantially in the form of Exhibit B-2, (iii) Stoel Rives LLP, Utah counsel for the Borrower, substantially in the form of Exhibit B-3 and (iv) to the extent requested by the Administrative Agent, local counsel in each jurisdiction where a Mortgaged Property is located, substantially in a form agreed to by the Administrative Agent, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Borrower and the Mexico Borrower hereby request such counsel to deliver such opinions.

              (c) The Administrative Agent and the Syndication Agent shall have received such documents and certificates as the Administrative Agent, the Syndication Agent or their counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

              (d) The Administrative Agent and the Syndication Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and
       (b) of Section 4.02.

              (e) The Administrative Agent and the Syndication Agent, as applicable shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

              (f) The Collateral Agent shall have received counterparts of the Pledge Agreement signed on behalf of the Borrower and each Subsidiary Loan Party, together with stock certificates representing all the outstanding shares of capital stock of each Subsidiary owned by or on behalf of any Loan Party as of the Effective Date after giving effect to the Transactions (except that such delivery of stock certificates representing shares of common stock of a Foreign Subsidiary that is not a Subsidiary Loan Party may be limited to 65% of the outstanding shares of common stock of such Foreign Subsidiary), promissory notes evidencing all intercompany Indebtedness owed to any Loan Party by the Borrower or any Subsidiary as of the Effective Date after giving effect to the Transactions and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates and promissory notes. The Collateral Agent shall have received evidence that all actions specified in Schedule 3.16(a) shall have been taken.

              (g) The Collateral Agent shall have received counterparts of the Security Agreement signed on behalf of the Borrower and each Subsidiary Loan Party, together with the following:

                     (i) all documents and instruments, including Uniform
              Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement; and

                     (ii) a completed Perfection Certificate dated the Effective
              Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate (other than jurisdictions in which a search was undertaken in the name of such Loan Party in connection with the execution of the Original Credit Agreement) and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.03 or have been released.

                     (iii) counterparts of a Mortgage with respect to each
              Mortgaged Property signed on behalf of the record owner of such Mortgaged Property,

                     (iv) a policy or policies of title insurance issued by a
              nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 6.03, in form and substance reasonably acceptable to the Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Required Lenders may reasonably request,

                     (v) copies of all existing surveys and such other
              information and documents with respect to the Mortgaged Properties as shall be necessary for the aforesaid title insurance policies to be issued without a survey exception and

                     (vi) such other customary documentation with respect to the
              Mortgaged Properties as the Administrative Agent may reasonably require; provided that with respect to any Mortgaged Property as to which a Mortgage was recorded prior to the Effective Date, the requirements of this paragraph shall be limited to such supplements, amendments and bring-downs as the Collateral Agent shall request.

              (h) The Administrative Agent shall have received (i) counterparts of the Guarantee Agreement signed on behalf of the Borrower and each Subsidiary Loan Party and (ii) counterparts of the Indemnity, Subrogation and Contribution Agreement signed on behalf of the Borrower and each Subsidiary Loan Party.

              (i) The Administrative Agent and the Syndication Agent shall have received evidence satisfactory to it that the insurance required by
       Section 5.07 is in effect.

              (j) The Recapitalization Transactions shall be consummated in accordance with applicable law, the Recapitalization Agreement (without adverse amendment or waiver thereof not approved by the Lenders) and such other agreements reasonably satisfactory to the Lenders. In connection with the Recapitalization Transactions, Investment L.L.C. and certain co-investors shall have purchased (i) common stock of the Borrower for a purchase price of not less than $165,300,000 ($65,600,000 as part of the Equity Contribution and $99,700,000 through the Investor Share Purchase) and (ii) the Investor Preferred Stock and the warrants to be issued in connection therewith for a purchase price of not less than $100,000,000 and such proceeds shall have been used in their entirety by the Borrower to effect the Transactions.

              (k) The Lenders shall be satisfied with the proposed capital structure and ownership of the

       Borrower and its Subsidiaries after consummation of the Transactions (it being understood that the capital structure and ownership to the extent described in the Restatement Information Memorandum are satisfactory).

              (l) The Borrower shall have purchased all Existing Notes tendered (and not withdrawn) pursuant to the Debt Tender Offer and if less than all the outstanding Existing Notes shall have been so purchased, the Existing Notes Indenture shall have been amended as provided in the Debt Tender Offer (without adverse amendment or waiver thereof not approved by the Lenders), all in accordance with applicable law.

              (m) All principal, interest, fees and other amounts outstanding under the Original Credit Agreement shall have been repaid in full.

              (n) After giving effect to the Transactions, the Borrower and its Subsidiaries shall not have any outstanding Indebtedness or preferred stock other than (i) the Loans, (ii) the New Senior Subordinated Notes,
       (iii) any Remaining Notes, (iv) Indebtedness listed on Schedule 6.01 and
       (v) the Investor Preferred Stock. The Lenders shall be satisfied in all respects with the terms of the Investor Preferred Stock.

              (o) The Borrower shall have received gross cash proceeds from the issuance of the New Senior Subordinated Notes and the Warrants in a public offering or Rule 144A offering, in an aggregate amount equal to $214,055,600 less the aggregate principal amount of any Remaining Notes. The terms of the New Senior Subordinated Documents shall be satisfactory in all respects to the Lenders (it being understood that the terms specified in the offering memorandum related to the New Senior Subordinated Notes and the Warrants dated May 25, 2000 are satisfactory).

              (p) All material consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Transactions shall have been obtained, all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions, and there shall be no action by any Governmental Authority, actual or threatened, that would restrain, prevent or impose burdensome conditions on the Transactions.

              (q) There shall be no litigation or administrative proceeding that would have a Material Adverse Effect, or a material adverse effect on the ability of the parties to consummate the Transactions or the other transactions contemplated hereby.

              (r) The consummation of the Transactions shall not (a) violate any applicable law, statute, rule or regulation or (b) conflict with, or result in a default or event of default under, any material indenture or other agreement of the Borrower or any of their subsidiaries.

Notwithstanding the foregoing, the amendments to the Original Credit Agreement that would be effected hereby and the obligations of the Lenders to make the Loans shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 6:00 p.m., New York City time, on May 31, 2000 (and, in the event such conditions are not so satisfied or waived, the Original Credit Agreement shall remain in effect without giving effect to any amendments thereto contemplated hereby). The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

              SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

              (a) The representations and warranties of each Loan Party set forth in the Loan Documents qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date.

              (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

The making of any Loan on the occasion of each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                    ARTICLE V

                              Affirmative Covenants

              Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

              SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

              (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit other than as to Unrestricted Subsidiaries) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

              (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

              (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations with respect to compliance with Sections 6.09, 6.13, 6.14 and 6.15, (iii) setting forth a reasonably detailed calculation of the Borrower Amount, (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (v) if any Unrestricted Subsidiary exists (or existed at any time during the period covered by such financial statements), attaching consolidating balance sheets and income statements as of the same dates and covering the same periods, certified as to the fair presentation thereof in accordance with GAAP as provided in Section 5.01(b);

              (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

              (e) not later than 30 days following the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year) and, promptly when available, any significant revisions of such budget;

              (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be; and

              (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

              SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

              (a) the occurrence of any Default;

              (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of an executive officer or a Financial Officer of the Borrower, affecting the Borrower or any Affiliate thereof that would reasonably be expected to result in a Material Adverse Effect;

              (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

              (d) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

              SECTION 5.03. Information Regarding Collateral. The Borrower and/or the Mexico Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, including any such change arising as a result of
Section 6.10 of the Recapitalization Agreement, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it having an aggregate fair value in excess of $100,000 is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure, (iv) in any Loan Party's Federal Taxpayer Identification Number or
(v) in any Loan Party's jurisdiction of incorporation. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral; provided that the Administrative Agent shall take any action reasonably requested by the Borrower to maintain a valid, legal and perfected security interest in all the Collateral.

              SECTION 5.04. Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.

              SECTION 5.05. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay (i) all material Taxes and other charges of any Governmental Authority imposed on it or any of its properties or assets or in respect of any of its franchises, business, income or property before any material penalty or interest accrues thereon and (ii) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien (other than a Lien permitted under Section 6.03) upon any of the property or assets of the Borrower or any of its Subsidiaries, prior to the time when any penalty or fine shall be incurred with respect thereto, except where (a) the validity or amount thereof is being contested in good faith by appropriate procedures or proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

              SECTION 5.06. Maintenance of Properties. The Borrower will, and will cause each of its Restricted

Subsidiaries to, keep and maintain all property material to the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole in good working order and condition, ordinary wear and tear excepted.

              SECTION 5.07. Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain insurance with respect to its material properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Such insurance shall be maintained with financially sound and reputable insurers, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance, provided adequate reserves therefor, in accordance with GAAP, are maintained. All insurance policies or certificates (or certified copies thereof) with respect to such insurance (A) shall be endorsed to the Collateral Agent's reasonable satisfaction for the benefit of the Lenders (including, without limitation, by naming the Collateral Agent as loss payee or additional insured, as appropriate); and (B) shall state that such insurance policy shall not be canceled or revised without thirty days' prior written notice thereof by the insurer to the Administrative Agent and (iii) furnish to the Administrative Agent, on the Effective Date and on the date of delivery of each annual financial statement, full information as to the insurance carried. At any time that insurance at levels described in Schedule 5.07 is not being maintained by or on behalf of the Borrower or any of its Restricted Subsidiaries, the Borrower will notify the Lenders in writing within two Business Days thereof and, if thereafter notified by the Administrative Agent or the Required Lenders to do so, the Borrower or any such Restricted Subsidiary, as the case may be, shall obtain insurance at such levels at least equal to those set forth on Schedule 5.07, provided that such insurance can be obtained at commercially reasonable rates.

              SECTION 5.08. Casualty and Condemnation. (a) The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding, where the fair market value of the Collateral so affected in connection with any such casualty event or condemnation is at least $1,000,000.

              (b) If any event described in paragraph (a) of this Section results in Net Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Collateral Agent is authorized to collect such Net Proceeds and, if received by the Borrower or any Subsidiary, such Net Proceeds shall be paid over to the Collateral Agent; provided that (i) if the aggregate Net Proceeds in respect of such event (other than proceeds of business interruption insurance) are less than $5,000,000, such Net Proceeds shall be paid over to the Borrower unless a Default has occurred and is continuing, and
(ii) all proceeds of business interruption insurance shall be paid over to the Borrower unless a Default has occurred and is continuing. All such Net Proceeds retained by or paid over to the Collateral Agent shall be held by the Collateral Agent and released from time to time to pay the costs of repairing, restoring or replacing the affected property or funding expenditures for assets in any business permitted under Section 6.04(b), in each case in accordance with the terms of the applicable Security Document, subject to the provisions of the applicable Security Document regarding application of such Net Proceeds during a Default.

              (c) If any Net Proceeds retained by or paid over to the Collateral Agent as provided above continue to be held by the Collateral Agent on the date that is 365 days after the receipt of such Net Proceeds, then such Net Proceeds shall be applied to prepay Term Borrowings as provided in Section 2.11(b), subject to Section 2.11(e).

              SECTION 5.09. Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made in all material respects of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (and the Borrower shall be provided the opportunity to participate in any such discussions with such independent accountants), all at such reasonable times and as often as reasonably requested.

              SECTION 5.10. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including Environmental Laws except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Term Loans will be used solely to (a) effect the Equity Redemption, (b) purchase any Existing Notes tendered (and not withdrawn) pursuant to the Debt Tender Offer, including any premium associated therewith, (c) pay the Transaction Costs and (d) repay the outstanding loans under the Original Credit Agreement. The proceeds of the Revolving Loans and Swingline Loans will be used on the Effective Date to fund a portion of the items described in the immediately preceding sentence and thereafter solely for general corporate purposes, including (i) Permitted Acquisitions and (ii) the purchase of Remaining Notes from time to time following the Effective Date at prices not exceeding the price payable pursuant to the Debt Tender Offer. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Letters of Credit will be issued only for general corporate purposes.

              SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will notify the Administrative Agent and the Lenders thereof and (a) if such Subsidiary is a Subsidiary Loan Party, the Borrower will cause such Subsidiary to become a party to the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and each applicable Security Document in the manner provided therein within three Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (b) if such Subsidiary is a Restricted Subsidiary and any shares of capital stock or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Borrower will cause such shares and promissory notes evidencing such Indebtedness to be pledged pursuant to the Pledge Agreement within three Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary and is not a Subsidiary Loan Party, shares of common stock of such Subsidiary that are owned by or on behalf of the Borrower or a Subsidiary Loan Party and that are to be pledged pursuant to the Pledge Agreement may be limited to 65% of the outstanding shares of common stock of such Subsidiary).

              SECTION 5.13. Further Assurances. (a) The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

              (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties, provided that the following property shall not be covered by this Section 5.13(b): (i) intellectual property a security interest in which would require filings or recordations under laws other than the laws of the United States or any jurisdiction thereof, (ii) owned real estate or leasehold interests with an aggregate fair market value of less than $10,000,000, (iii) any other items of tangible personal property with, in each case, a fair market value of less than $500,000 and (iv) items explicitly excluded by exceptions in the Security Agreement, the Pledge Agreement or any other Security Document.

              SECTION 5.14. Interest Rate Hedging. The Borrower will enter into prior to December 31, 2000, and thereafter to maintain for successive periods of not less than three years, Bank Hedge Agreements, the effect of which shall be to ensure that at least 50% of the sum of (a) the outstanding Term Loans and (b) the outstanding Senior Subordinated Notes of the Borrower and its consolidated Subsidiaries is effectively subject to a fixed rate of interest.

                                   ARTICLE VI

                               Negative Covenants

              Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

              SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

              (i) Indebtedness created under the Loan Documents;

              (ii) Indebtedness existing on the Effective Date and set forth in
       Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

              (iii) Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that Indebtedness of any Restricted Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.05;

              (iv) Guarantees by the Borrower of Indebtedness of any Restricted Subsidiary, Joint Venture or Unrestricted Subsidiary and by any Restricted Subsidiary of Indebtedness of the Borrower, any other Restricted Subsidiary, any Joint Venture or any Unrestricted Subsidiary; provided that (i) Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party, and Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness of a Joint Venture or an Unrestricted Subsidiary, in each case shall be subject to Section 6.05 and (ii) any Guarantee of the Senior Subordinated Notes by a Restricted Subsidiary shall be subordinated on the same terms as the Senior Subordinated Notes and shall be given only by a Restricted Subsidiary that is a Subsidiary Loan Party that is a party to the Guarantee Agreement;

              (v) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, including Capital Lease Obligations incurred pursuant to transactions permitted by Section 6.07, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (A) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause
       (v) and clause (vi) below shall not exceed $25,000,000 at any time outstanding;

              (vi) Indebtedness of any Person that becomes a Restricted Subsidiary after the Effective Date and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) and clause (v) above shall not exceed $25,000,000 at any time outstanding;

              (vii) the New Senior Subordinated Notes in an aggregate principal amount not exceeding the principal amount thereof issued on or prior to the Effective Date and any Remaining Notes;

              (viii) unsecured Indebtedness representing the deferred purchase price for Permitted Acquisitions; provided that (a) no Restricted Subsidiary shall be liable (pursuant to a Guarantee or otherwise) for any such Indebtedness incurred in connection with any Permitted Acquisition other than any Restricted Subsidiary resulting from such Permitted Acquisition, (b) any financial covenants relating to such Indebtedness shall be no more restrictive to the Borrower and its Subsidiaries than, and the other material terms with respect to such Indebtedness shall be no more restrictive to the Borrower and its

       Restricted Subsidiaries, taken as a whole, than, the equivalent such covenants and terms contained in this Agreement and (c) the aggregate principal amount of Indebtedness permitted by this clause (viii) shall not exceed $15,000,000 at any time outstanding;

              (ix) Indebtedness with respect to surety, appeal and performance bonds obtained by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

              (x) other Indebtedness (including borrowings under overdraft facilities) in an aggregate principal amount not exceeding $15,000,000 at any time outstanding; provided that (a) the aggregate principal amount of Indebtedness of the Borrower's Restricted Subsidiaries permitted by this clause (x) shall not exceed $10,000,000 at any time outstanding and (b) all such Indebtedness shall be unsecured, except that overdraft facilities may be secured to the extent permitted by clause (f) of
       Section 6.03; and

              (xi) Permitted Mexico Indebtedness.

              SECTION 6.02. Certain Equity Securities. The Borrower will not, nor will it permit any Restricted Subsidiary to, issue any preferred stock (other than Qualified Preferred Stock) or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of capital stock of the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such shares of capital stock, except for (i) the warrants issued in connection with the Investor Preferred Stock, (ii) the Warrants and (iii) actions otherwise permitted under Section 6.09.

              SECTION 6.03. Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

              (a) Liens created under the Loan Documents;

              (b) Permitted Encumbrances;

              (c) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the Effective Date and set forth in
       Schedule 6.03; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary, except assets financed by the same financing source and (ii) such Lien shall secure only those obligations that it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

              (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary, except assets financed by the same financing source and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

              (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (v) of Section 6.01,
       (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and other fixed or capital assets being financed by the same financing source and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary other than (A) property directly related to such fixed or capital assets and of a type customarily covered by such Liens, except that such security interests may not apply to any accounts receivable or inventory and (B) other assets then being financed by the same financing source;

              (f) Liens securing Indebtedness under (i) the Borrower's domestic overdraft facilities in an amount not exceeding $10,000,000 and (ii) foreign overdraft facilities of Foreign Subsidiaries in an amount not exceeding $10,000,000; provided that Liens permitted by clause (ii) shall apply only to properties and assets of Foreign Subsidiaries;

              (g) leases and subleases of real property and tangible personal property and licenses and sublicenses of intellectual property rights, in each case granted in the ordinary course of business and not interfering individually or in the aggregate (with all such licenses and subleases being taken as a whole) in any material respect with the conduct of the business of the Borrower and the Subsidiaries; and

              (h) Liens to secure compensation and indemnity obligations to the trustee under the indenture for the New Senior Subordinated Notes and the warrant agent under the warrant agreement for the Warrants.

              SECTION 6.04. Fundamental Changes. (a) The Borrower will not and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Restricted Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Restricted Subsidiary may merge into any Subsidiary Loan Party in a transaction in which the surviving entity is a Subsidiary Loan Party, (iii) any Restricted Subsidiary that is not a Loan Party may merge into any Restricted Subsidiary that is not a Loan Party,

(iv) any Subsidiary may merge into any other Person that becomes a Subsidiary Loan Party in connection with a Permitted Acquisition, (v) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section
6.05 and (vi) the Borrower may merge with an Affiliate incorporated under the laws of the State of Delaware solely for the purpose of incorporating or organizing the Borrower under the laws of the State of Delaware.

              (b) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the Effective Date and businesses reasonably related, ancillary or complementary thereto.

              SECTION 6.05. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other security granting the right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

              (a) Permitted Investments;

              (b) investments set forth on Schedule 6.05, to the extent such investments would not be permitted under any other clause of this Section;

              (c) investments by the Borrower and its Restricted Subsidiaries in the capital stock of

       Restricted Subsidiaries; provided that (i) any such shares of capital stock owned by a Loan Party shall be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary that is not a Subsidiary Loan Party, referred to in
       Section 5.12) and (ii) the amount of such investments by the Loan Parties in Restricted Subsidiaries that are not Loan Parties, plus the amount of all loans and advances referred to in clause (d) below that are made by Loan Parties to Restricted Subsidiaries that are not Loan Parties, plus the amount of Indebtedness referred to in clause (e) below of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party, shall not exceed $10,000,000 in the aggregate at any time outstanding; provided further that (A) investments in, loans and advances to, and Guarantees of Indebtedness of, the Mexico Borrower and its subsidiaries shall be permitted without regard to the limitations of clause (ii) of the foregoing proviso, provided that the aggregate amount thereof at any time outstanding in reliance upon this clause (A) shall not exceed $15,000,000, in addition to any amounts permitted as investments in, loans and advances to, and Guarantees of Indebtedness of, the Mexico Borrower and its subsidiaries pursuant to clause (ii) of the foregoing proviso, and (B) the Mexico Term Loans and Guarantees thereof shall be disregarded for purposes of determining compliance with the foregoing limitations;

              (d) loans or advances made by the Borrower to any Restricted Subsidiary and made by any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and the amount of all such loans and advances by Loan Parties to Subsidiaries that are not Loan Parties shall not exceed the limitations set forth in clause (c) above;

              (e) Guarantees constituting Indebtedness permitted by Section 6.01; provided that (i) the amount of Indebtedness (other than the Mexico Term Loans) of Restricted Subsidiaries that are not Loan

       Parties that is Guaranteed by any Loan Party shall not exceed $10,000,000 in the aggregate at any time outstanding and (ii) the amount of Indebtedness of Joint Ventures and Unrestricted Subsidiaries that is Guaranteed by the Borrower or any Restricted Subsidiary shall be subject to the limitations of clause (i) below;

              (f) Guarantees by the Borrower or any Restricted Subsidiary of the obligations (other than Indebtedness) of the Borrower or any Restricted Subsidiary, which obligations are permitted by this Agreement;

              (g) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

              (h) the Permitted Acquisitions; provided that at the time of and after giving effect to the consummation of any Permitted Acquisition the sum of the unused Revolving Commitments and the Borrower's and Restricted Subsidiaries' Permitted Investments and cash balances shall not be less than $15,000,000;

              (i) investments in Joint Ventures and Unrestricted Subsidiaries in an aggregate amount, on a cumulative basis subsequent to the Effective Date, not exceeding the sum of (i) $25,000,000, plus (ii) the aggregate amount of dividends, interest, principal payments and returns of capital received after the Effective Date by the Borrower and its Restricted Subsidiaries in respect of investments made under this clause (i), plus
       (iii) the unutilized portion of the Borrower Amount as of the date of investment, provided that (A) the aggregate amount invested in Joint Ventures and in Unrestricted Subsidiaries subsequent to the Effective Date (excluding amounts invested in reliance upon clause (ii) above) shall not at any time exceed $50,000,000, (B) if an Unrestricted Subsidiary is declared to be a Restricted Subsidiary, compliance with the foregoing limitations shall thereafter be determined as though such Subsidiary had never been an Unrestricted Subsidiary and (C) for purposes of determining compliance with the foregoing limitations, any Guarantee by the Borrower or any Restricted Subsidiary of Indebtedness or other monetary obligations of a Joint Venture or Unrestricted Subsidiary shall be deemed to constitute an investment therein in an amount equal to the Indebtedness or other monetary obligations so Guaranteed;

              (j) loans or advances to employees, officers, directors or consultants of the Borrower and the Subsidiaries in their capacity as such, for the purpose of acquiring capital stock of the Borrower;

              (k) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

              (l) investments of any Person existing at the time such Person becomes a Restricted Subsidiary or at the time such Person merges or consolidates with the Borrower or any of its Restricted Subsidiaries, in either case in compliance with the terms of this Agreement, provided that such investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger or consolidation;

              (m) Hedging Agreements entered into in the ordinary course of business;

              (n) other loans, advances and investments not in excess of $15,000,000 outstanding at any time; and

              (o) notes or other evidence of Indebtedness acquired as consideration in connection with a sale, transfer, lease or other disposition of any asset by the Borrower or any of the Restricted Subsidiaries.

              SECTION 6.06. Asset Sales. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock (other than any such sale, transfer, lease or other disposition resulting from any casualty or condemnation of any assets of the Borrower or any of its Subsidiaries), nor will the Borrower permit any of its Restricted Subsidiaries to issue any additional shares of its capital stock or other ownership interest in such Restricted Subsidiary, except:

              (a) sales of inventory, used or surplus tangible property and Permitted Investments in the ordinary course of business;

              (b) sales, transfers, issuances and dispositions to the Borrower or a Restricted Subsidiary; provided that any such sales, transfers or dispositions involving a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 6.10;

              (c) leases and licenses entered into in the ordinary course of business;

              (d) sales in connection with sale-leasebacks permitted under
       Section 6.07;

              (e) sales of investments referred to in clauses (a), (b), (g),
       (i), (m), (n) and (o) of Section 6.05;

              (f) sales, transfers and dispositions of assets (other than capital stock of a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (f) shall not, in the aggregate, exceed $50,000,000 during the term of this Agreement; and

              (g) sales, transfers and dispositions of Foreign Assets; and

              (h) transfers and dispositions constituting investments permitted under Section 6.05;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above) shall be made for an amount not less than fair value (as determined in good faith by the Board of Directors of the Borrower), or, in the case of clause (d) above, for an amount, if less, equal to the aggregate cost expended for the property that is the subject of such sale-leaseback (except that those permitted by clause (a) above shall be made on terms that are customary in the ordinary course) and for consideration at least 80% of which is
(i) cash, (ii) in the form of properties or assets to be owned by the Borrower or any Subsidiary Loan Party for use in a business permitted by this Agreement or (iii) voting capital stock in one or more Persons engaged in a Permitted Business that are or are to become Subsidiary Loan Parties in connection with such transaction (provided that, in the case of clauses (ii) and (iii), the applicable transaction involves a Permitted Acquisition). For purposes of this
Section 6.06, the following shall be deemed to be cash: (a) the assumption of any liabilities of the Borrower or any Restricted Subsidiary with respect to, and the release of the Borrower or such Restricted Subsidiary from all liability in respect of, any Indebtedness of the Borrower or the Restricted Subsidiaries permitted hereunder (in the amount of such Indebtedness) in connection with a sale, transfer, lease or other disposition permitted under Section 6.06 and (b) securities received by the Borrower or any Restricted Subsidiary from the transferee that are immediately convertible into cash without breach of their terms or the agreement pursuant to which they were purchased and that are promptly converted by the Borrower or such Restricted Subsidiary into cash.

              SECTION 6.07. Sale and Lease-Back Transactions. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for any such sale of fixed or capital assets that is consummated within 120 days after the date the Borrower or such Restricted Subsidiary acquires or finishes construction of such fixed or capital asset.

              SECTION 6.08. Hedging Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary is or expects to be exposed in the conduct of its business or the management of its liabilities.

              SECTION 6.09. Restricted Payments; Certain Payments of Indebtedness. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) Wholly Owned Subsidiaries may declare and pay dividends with respect to their capital stock and Restricted Subsidiaries that are not Wholly Owned Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (ii) the Borrower may make payments of purchase price adjustments to shareholders or former shareholders of the Borrower in accordance with the Recapitalization Agreement (as in effect on the Effective
Date), (iii) the Borrower may, subject to Section 6.02, make dividends consisting solely of shares of its capital stock and (iv) the Borrower may make Restricted Payments to management or employees of the Borrower and its Subsidiaries or their Permitted Transferees (as defined in the Stockholders Agreement) during any fiscal year in amount not to exceed the amount set forth below opposite such year, pursuant to and in accordance with the Stockholders Agreement, employment agreements, stock option plans or agreements or other benefit plans or agreements:

Year Ending December 31                              Amount
-----------------------                              ------
2000                                               $10,000,000
2001                                               $12,000,000
2002                                               $14,000,000
2003                                               $16,000,000
2004                                               $18,000,000
 2005 and each fiscal year thereafter              $20,000,000

              (b) The Borrower will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Senior Subordinated Note, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Senior Subordinated Note, except (i) payment of regularly scheduled interest payments as and when due in respect of the Senior Subordinated Notes and (ii) purchases of any Remaining Notes from time to time following the Effective Date at prices not exceeding the price payable pursuant to the Debt Tender Offer, including pursuant to a change of control offer pursuant to the Existing Indenture arising as a result of the Transactions.

              SECTION 6.10. Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (including any Subsidiary), except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties (as determined in good faith by members of the Board of Directors of the Borrower having a majority of the voting power held by all disinterested members of the Board of Directors of the Borrower), (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate (except to the extent the involvement with the other Affiliate otherwise complies with this
Section 6.10), (c) any Restricted Payment permitted by Section 6.09, and (d) transactions expressly contemplated by Schedule 6.10.

              SECTION 6.11. Restrictive Agreements. The Borrower will not and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on capital stock) or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Borrower or any Restricted Subsidiary to other Indebtedness incurred by the Borrower or such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances) or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.11, (iii) the foregoing shall not apply to any restriction or condition with respect to a Restricted Subsidiary pursuant to an agreement relating to any capital stock or Indebtedness of such Restricted Subsidiary, in each case incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Borrower (other than capital stock or Indebtedness incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Borrower) and outstanding on such date; (iv) the foregoing shall not apply to any restriction or condition pursuant to an agreement refinancing an agreement referred to in clause (i), (ii) or (iii) or this clause (iv) or contained in any amendment to an agreement referred to in clause (i), (ii) or (iii) or this clause (iv); provided, however, that the conditions and restrictions contained in any such refinancing agreement or amendment are no more restrictive, taken as a whole, than the encumbrances and restrictions contained in the applicable predecessor agreement; (v) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness,
(vii) clause (a) of the foregoing shall not apply to customary provisions in contracts restricting the assignment thereof, or the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract; (viii) the foregoing shall not apply to restrictions imposed by any agreement relating to Indebtedness of a Foreign Subsidiary that applies only to such Foreign Subsidiary and its assets (including its subsidiaries); (ix) the foregoing shall not apply to customary provisions in Joint Venture agreements and other similar agreements entered into in the ordinary course of business; and (x) the foregoing shall not apply to net worth provisions in lease and other agreements entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business.

              SECTION 6.12. Amendment of Material Documents. The Borrower will not, and will not permit any Restricted Subsidiary to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents, including the terms related to the Investor Preferred Stock (other than amendments and modifications that are not adverse to the interests of the Lenders and do not impair the exercise of remedies under any Security Document) or (b) the New Senior Subordinated Notes, any New Senior Subordinated Note Document or, so long as any Remaining Notes are outstanding, the Existing Notes Indenture (other than amendments to the Existing Notes Indenture to be made on the Effective Date as contemplated by the Debt Tender Offer and other amendments and modifications that are not adverse to the interests of the Lenders and do not impair the exercise of remedies under any Security Document).

              SECTION 6.13. Capital Expenditures. The Borrower will not make, and will not permit its Restricted Subsidiaries to make, Capital Expenditures other than

Capital Expenditures made by the Borrower and its Restricted Subsidiaries in any fiscal year of the Borrower in an aggregate amount not exceeding (a) with respect to (i) the fiscal year ending on December 31, 2000, $60,000,000 and (ii) each fiscal year thereafter, $50,000,000 (in either case, the "Permitted Amount") plus, for each fiscal year following the Effective Date (commencing with the 2001 fiscal year), an amount equal to the excess, if any, of the Permitted Amount for the immediately preceding fiscal year over the aggregate amount of Capital Expenditures made in the immediately preceding fiscal year, plus (b) amounts available from time to time to be invested in Joint Ventures and Unrestricted Subsidiaries under clause (i) of Section 6.05, provided that
(i) to the extent that Capital Expenditures are made in reliance upon clause (b) above, amounts available to be invested in Joint Ventures and Unrestricted Subsidiaries under clause (i) of Section 6.05 shall be deemed utilized thereunder for purposes of determining compliance therewith, and (ii) the Borrower and its Restricted Subsidiaries may make Capital Expenditures in any fiscal year exceeding the amount otherwise permitted for such fiscal year pursuant to the foregoing provisions of this Section, provided that the aggregate amount of Capital Expenditures made in reliance upon this clause (ii), on a cumulative basis, shall not exceed $30,000,000. The foregoing limitations shall not apply to (x) expenditures with proceeds resulting from sales of assets or capital stock or equity issuances or from casualty or condemnation events, in each case to the extent such expenditures are permitted under this Agreement and
(y) Permitted Acquisitions.

              (b) In the event that the Borrower or any Subsidiary makes any Capital Expenditures in connection with the construction or acquisition of any fixed or capital asset and the Borrower or any of its Subsidiaries consummates a sale and lease-back transaction with respect to such fixed or capital asset within 120 days after the completion of the construction or acquisition of such fixed or capital asset, the amount of Capital Expenditures set forth in paragraph (a) for the fiscal year of the Borrower in which the Borrower or its Restricted Subsidiaries receive the Net Proceeds from such sale and lease-back transaction shall be increased by an amount equal to the lesser of (A) the amount of such Net Proceeds or (B) the amount of Capital Expenditures made with respect to such fixed or capital asset during the same and all prior fiscal years ending on or after December 31, 2000.

              SECTION 6.14. Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter during any period set forth below (inclusive of the specified first and last day of such period) to be in excess of the ratio set forth below opposite such period:

                Period                                                 Ratio
                ------                                                 -----
September 30, 2000 through December 30, 2000                        5.50 to 1.00
December 31, 2000 through March 30, 2001                            5.00 to 1.00
March 31, 2001 through June 29, 2001                                4.90 to 1.00
June 30, 2001 through September 29, 2001                            4.75 to 1.00
September 30, 2001 through December 30, 2001                        4.50 to 1.00
December 31, 2001 through March 30, 2002                            4.25 to 1.00
March 31, 2002 through June 29, 2002                                4.00 to 1.00
June 30, 2002 through December 30, 2002                             3.75 to 1.00
December 31, 2002 and thereafter                                    3.50 to 1.00

              SECTION 6.15. Interest Coverage Ratio. The Borrower will not permit the ratio of Consolidated EBITDA to Cash Interest Expense for any period of four consecutive fiscal quarters ending during any period set forth below (inclusive of the specified first and last day of such period) to be less than the ratio set forth below opposite such period:

                Period                                                 Ratio
                ------                                                 -----
September 30, 2000 through March 30, 2001                           1.75 to 1.00
March 31, 2001 through September 29, 2001                           2.00 to 1.00
September 30, 2001 through June 29, 2002                            2.25 to 1.00
June 30, 2002 through December 30, 2002                             2.50 to 1.00
December 31, 2002 and thereafter                                    2.75 to 1.00

              SECTION 6.16. Designated Senior Debt. The Borrower shall not designate any Indebtedness (other than indebtedness under the Loan Documents) as "Designated Senior Debt" for purposes of and as defined in the New Senior Subordinated Note Documents.

                                   ARTICLE VII

                                Events of Default

              If any of the following events ("Events of Default") shall occur:

              (a) the Borrower or the Mexico Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

              (b) the Borrower or the Mexico Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

              (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall have been incorrect in any material respect when made or deemed made;

              (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of the Borrower), 5.11 or 5.14 or in Article VI;

              (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

              (f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, including any applicable grace period;

              (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness in a manner not prohibited by this Agreement;

              (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary (other than Immaterial Subsidiaries) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary (other than Immaterial Subsidiaries) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

              (i) the Borrower or any Restricted Subsidiary (other than Immaterial Subsidiaries) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary (other than Immaterial Subsidiaries) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any proceeding described in clause (h) of this Article, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

              (j) the Borrower or any Restricted Subsidiary (other than Immaterial Subsidiaries) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

              (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (net of amounts covered by insurance as to which the insurer has not denied liability) shall be rendered against the Borrower, any Restricted Subsidiary (other than Immaterial Subsidiaries) or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary (other than Immaterial Subsidiaries) to enforce any such judgment;

              (l) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $7,000,000 in any year or (ii) $10,000,000 for all periods;

              (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the Loan Documents, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of (x) the Collateral Agent's failure to take any action reasonably requested by the Borrower in order to maintain a valid and perfected Lien on any Collateral or (y) any action taken by the Collateral Agent to release any Lien on any Collateral or (iii) Liens on any item of Collateral with a fair market value not exceeding $500,000; or

              (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower or the Mexico Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower and the Mexico Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable (the "remaining Loans") may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations (other than any remaining Loans) of the Borrower and the Mexico Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Mexico Borrower; and in case of any event with respect to the Borrower or the Mexico Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Mexico Borrower.

                                  ARTICLE VIII

                            The Administrative Agent

              Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

              The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

              The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the

Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

              The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or the Mexico Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

              The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

              Subject to the appointment and acceptance of a successor to the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent that shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall he discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

              Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

              The provisions of this Article shall apply to the Collateral Agent as though named herein as the Administrative Agent.

                                   ARTICLE IX

                                  Miscellaneous

              SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

              (a) if to the Borrower or the Mexico Borrower, to it at 500 Huntsman Way, Salt Lake City 84108, Attention of Scott K. Sorensen (Telecopy No. (801) 584-5783), with a copy to Ronald G. Moffitt (Telecopy No. (801) 584-5783);

              (b) if to the Administrative Agent or the Collateral Agent, to Bankers Trust Company, One Bankers Trust Plaza, New York, New York 10006, Attention of Maria Pina (Telecopy No. (212) 250-2340);

              (c) if to the Issuing Bank, to Bankers Trust Company, One Bankers Trust Plaza, New York, New York

       10006, Attention of Maria Pina (Telecopy No. (212) 250-2340);

              (d) if to the Swingline Lender, to Bankers Trust Company, One Bankers Trust Plaza, New York, New York 10006, Attention of Maria Pina (Telecopy No. (212) 250-2340;

              (e) if to the Syndication Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Peter Dedousis (Telecopy No. (212) 270-1355); and

              (f) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

              SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance or a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

              (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent or Collateral Agent, as applicable, and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or any substantial part of the Collateral from the Liens of the Security Documents (except as expressly provided therein), without the written consent of each Lender or
(viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Loan Lenders) or the Term Loan Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and the percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

              SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arranger and their respective Affiliates (other than the Sponsor or any Person Controlled by the Sponsor), including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent and the Arranger, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing

Bank, the Syndication Agent, the Documentation Agent, the Arranger or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank, the Syndication Agent, the Documentation Agent, the Arranger or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

              (b) The Borrower shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank, the Syndication Agent, the Documentation Agent, the Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee's Affiliates) or to the extent such damages constitute special, indirect or consequential damages (as opposed to direct or actual damages), and provided, further, that, for purposes of the foregoing proviso, The Chase Manhattan Bank and its Affiliates (other than the Sponsor and any Persons Controlled by the Sponsor) shall not be deemed to be Affiliates of the Sponsor or any Person Controlled by the Sponsor.

              (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the Issuing Bank, the Syndication Agent, the Documentation Agent, the Arranger or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Bank, the Syndication Agent, the Documentation Agent, the Arranger or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

              (d) To the extent permitted by applicable law, neither the Borrower nor the Mexico Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

              (e) All amounts due under this Section shall be payable promptly after written demand therefor. The Mexico Borrower shall be jointly liable with the Borrower for all expense reimbursement and indemnification obligations under this Section that relate to or arise out of the Mexico Term Loans or the Mexico Borrower.

              SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that neither the Borrower nor the Mexico Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower or the Mexico Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

              (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or a Lender Affiliate, each of the Borrower (only so long as an Event of Default shall not have occurred and be continuing) and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one or more Classes of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided, however, that, in the case of contemporaneous assignments by a Lender to more than one fund managed by the same investment advisor, only a single $3,500 fee shall be payable for all such contemporaneous assignments, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent and the Borrower an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17, 9.03 and 9.13). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

              (c) The Administrative Agent, acting for this purpose as an agent of the Borrower and the Mexico Borrower shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Mexico Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

              (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

              (e) Any Lender may, without the consent of the Borrower, the Mexico Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Mexico Borrower, the Administrative Agent, the Issuing

Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement including with respect to any withholding Taxes or any filing or reporting requirements relating to such Participant. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower and the Mexico Borrower agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

              (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the Loans or Commitments with respect to which such participation has been sold to such Participant, unless this restriction is waived by the Borrower. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower and the Mexico Borrower, to comply with Section 2.17(e) as though it were a Lender.

              (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

              SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

              SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Document and any separate letter agreements with respect to fees payable to the Administrative Agent or the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

              SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

              SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or the Mexico Borrower against any of and all the obligations of the Borrower or the Mexico Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

              SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

              (b) Each of the Borrower and the Mexico Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the

Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or the Mexico Borrower or its properties in the courts of any jurisdiction.

              (c) Each of the Borrower and the Mexico Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

              (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

              SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF

OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

              SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

              SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' investment advisors, directors, officers, employees and agents, including accountants, legal counsel and other advisors (the "Representatives") and any direct or indirect contractual counterparty in swap agreements entered into in connection with a Lender's outstanding Loans from time to time or to such contractual counterparty's professional advisor (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and, in the case of any such contractual counterparty or its professional advisor, such persons shall agree in writing to be bound by the provisions of this Section 9.12), (b) to the extent requested or demanded by any Governmental Authority or any self-regulatory organization (including the National Association of Insurance Commissioners or other similar organization), (c) to the extent required by applicable laws or regulations or by any subpoena, order or similar legal process; provided that, to the extent reasonably practicable and not prohibited by applicable laws or regulations or by any judicial or administrative order, such Person will provide the Borrower with prior notice of such disclosure, (d) any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (e) to any other party to this Agreement, (f) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (g) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower, any Subsidiary or any of their Representatives that is not known to such Person to be subject to any obligation of confidentiality to the Borrower or any Subsidiary. For the purposes of this Section, "Information" means all information received from the Borrower, any Subsidiary or any of their Representatives relating to the Borrower, the Subsidiaries or their businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

              SECTION 9.13. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

              (b) The obligations of the Borrower and the Mexico Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, each of the Borrower and the Mexico Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower and the Mexico Borrower contained in this Section 9.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

              SECTION 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

              SECTION 9.15. Release of Mexico Borrower. If the Mexico Borrower incurs Permitted Mexico Indebtedness, then, at the option of the Borrower, the Borrower may assume all or a portion of the obligations of the Mexico Borrower in respect of the Mexico Term Loans and become the borrower thereof for all purposes of the Loan Documents. Any such assumption shall be effected pursuant to an instrument reasonably satisfactory to the Administrative Agent, but otherwise shall not require the consent of any Lender. Upon the effectiveness of an assumption made in accordance with this Section, the Mexico Borrower shall be released from all liability under this Agreement in respect of the obligations so assumed by the Borrower.

              SECTION 9.16. Effectiveness of the Amendment and Restatement; Original Credit Agreement. This Agreement shall become effective on the Effective Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and the parties to the Original Credit Agreement and their respective successors and assigns. Until this Agreement becomes effective, the Original Credit Agreement shall remain in full force and effect and shall not be affected hereby. After the Effective Date, all obligations of the Borrower and the Mexico Borrower under the Original Credit Agreement shall become obligations of the Borrower and the Mexico Borrower hereunder, secured by the Liens granted under the Security Documents, and the provisions of the Original Credit Agreement shall be superseded by the provisions hereof. Except as otherwise expressly stated hereunder, the term of this

Agreement is for all purposes deemed to have commenced on the Effective Date.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             HUNTSMAN PACKAGING CORPORATION,

                                               by
                                                  /s/ SCOTT K. SORENSEN
                                                 -------------------------------
                                                 Name: Scott K. Sorensen
                                                 Title: Executive Vice President
                                                        and Chief Financial
                                                        Officer

                                             ASPEN INDUSTRIAL, S.A. DE C.V.,

                                               by
                                                  /s/ SCOTT K. SORENSEN
                                                 -------------------------------
                                                 Name: Scott K. Sorensen
                                                 Title: Executive Vice President
                                                        and Chief Financial
                                                        Officer

                                             BANKERS TRUST COMPANY,
                                             individually and as
                                             Administrative Agent,

                                               by /s/ ROBERT R. TELESCA
                                                 -------------------------------
                                                 Name: Robert R. Telesca
                                                 Title: Assistant Vice President

                                             THE CHASE MANHATTAN BANK, as
                                             Syndication Agent,

                                               by /s/ THOMAS H. KOZLARK
                                                 -------------------------------
                                                 Name: Thomas H. Kozlark
                                                 Title: Vice President

                                             THE BANK OF NOVA SCOTIA,
                                             individually and as
                                             Documentation Agent,

                                               by  /s/ F.C.H. ASHBY
                                                 -------------------------
                                                 Name: F.C.H. Ashby
                                                 Title: Senior Manager Loan
                                                        Operations

                                             THE BANK OF NEW YORK

                                               By  /s/ MEHRASA RAYGANI
                                                 -------------------------
                                                 Name: Mehrasa Raygani
                                                 Title: Assistant Vice President

                                             THE CHASE MANHATTAN CORPORATION

                                               By  /s/ LOUIS M. MORRELL
                                                 -------------------------
                                                 Name: Louis M. Morrell
                                                 Title: Managing Agents

                                             ERSTE BANK

                                               By  /s/ ARCINEE HOVANESSIAN
                                                 -------------------------
                                                 Name: Arcinee Hovanessian
                                                 Title:  Vice President
                                                         Erste Bank New York
                                                         Branch

                                             FIRSTRUST BANK,

                                               By  /s/ KENT D. NELSON
                                                 -------------------------
                                                 Name: Kent D. Nelson
                                                 Title: Vice President & Group
                                                        Manager

                                             FIRST SECURITY BANK,  N.A., as
                                             Managing Agent,

                                               By  /s/ STEVEN M. KOHLER
                                                 -------------------------
                                                 Name: Steven M. Kohler
                                                 Title: Vice President

                                             THE FUJI BANK, LIMITED

                                               By  /s/ MASAHITO FUKUDA
                                                 -------------------------
                                                 Name: Masahito Fukuda
                                                 Title: Senior Vice President


                                             GALAXY CLO 1999-1, LTD
                                             By: SAI Investment Adviser Inc.
                                                 It's Collateral Manager

                                               By  /s/ DEBORAH A. GERO
                                                 -------------------------
                                                 Name: Deborah A. Gero
                                                 Title: Authorized Agent

                                             METROPOLITAN LIFE INSURANCE
                                             COMPANY,

                                               By  /s/ JAMES R. DINGLER
                                                 -------------------------
                                                 Name: James R. Dingler
                                                 Title: Director

                                             THE MITSUBISHI TRUST AND BANKING
                                             CORPORATION, as Managing Agent,

                                               By  /s/ TOSHIHIRO HAYASHI
                                                 -------------------------
                                                 Name: Toshihiro Hayashi
                                                 Title: Senior Vice President

                                            MUIRFIELD TRADING LLC

                                              By  /s/ ASHLEY R. HAMILTON
                                                -------------------------
                                                Name: Ashley R. Hamilton
                                                Title: Asst. Vice President

                                            NATIONAL CITY BANK

                                              By  /s/ LISA B. LISI
                                                -------------------------
                                                Name: Lisa B. Lisi
                                                Title: Vice President
                                                       National City Bank

                                            OPPENHEIMER FUNDS, INC.,

                                              By  /s/ SCOTT FARRAR
                                                -------------------------
                                                Name:   Scott Farrar
                                                Title: Vice President


                                            PPM SPYGLASS FUNDING TRUST
                                            as Lender

                                               BY  /s/ ASHLEY R. HAMILTON
                                               -------------------------
                                                Ashley R. Hamilton
                                                Authorized Agent

                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Managing Agent,

                                              By  /s/ SCOTT J. BELL
                                                -------------------------
                                                Name:   Scott J. Bell
                                                Title: Vice President

                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Co-Agent,

                                              By  /s/ SCOTT J. BELL
                                                -------------------------
                                                Name:   Scott J. Bell
                                                Title: Vice President

                                            WEBSTER BANK,

                                              By  /s/ JOHN GILSENAN
                                                -------------------------
                                                Name:  John Gilsenan
                                                Title: Vice President


                                            WINGED FOOT FUNDING TRUST,
                                            as Lender

                                                  /s/ ASHLEY R. HAMILTON
                                                  -------------------------
                                                  Ashley R. Hamilton
                                                  Authorized Agent

                                            ZIONS FIRST NATIONAL BANK,

                                              By  /s/ DAVID S. MATHIS
                                                  -------------------------
                                                  Name:  David S. Mathis
                                                  Title: Vice President


                                            FIRSTRUST BANK

                                              By: /s/ KENT D. NELSON
                                                  -------------------------
                                                  Name:  Kent D. Nelson
                                                  Title: Vice President & Group
                                                         Manager

                                            Stein Roe Floating Rate Limited
                                            Liability Company

                                              By  /s/ JAMES R. FELLOWS
                                                  -------------------------
                                                  Name:  James R. Fellows
                                                  Title: Senior Vice President



                                            LIBERTY - STEIN ROE ADVISOR FLOATING
                                            RATE ADVANTAGE FUND, by Stein Roe &
                                            Farnham Incorporated, as Advisor

                                              By  /s/ JAMES R. FELLOWS
                                                  -------------------------
                                                  Name:  James R. Fellows
                                                  Title: Sr. Vice President &
                                                         Portfolio Manager

                                            FIRST UNION NATIONAL BANK,

                                                By  /s/ J. ANDREW PHEIPS
                                                    -------------------------
                                                    Name: J. Andrew Pheips
                                                    Title: Vice President

                                            FRANKLIN FLOATING RATE TRUST

                                                By  /s/ CHAUNCEY LUFKIN
                                                    -------------------------
                                                    Name: Chauncey Lufkin
                                                    Title: Vice President


                                            NUVEEN SENIOR INCOME FUND
                                            BY: NUVEEN SENIOR LOAN ASSET
                                            MANAGEMENT INC.

                                                By  /s/ LISA M. MINCHESKI
                                                    -------------------------
                                                    Name: Lisa M. Mincheski
                                                    Title: Managing Director